SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12.

INTERWOVEN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2008

To our stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Interwoven, Inc. to be held on Thursday, June 5, 2008, at noon at our headquarters located at 160 East Tasman Drive, San Jose, California 95134.

The matters on which we expect to act at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2007 Interwoven, Inc. Annual Report on Form 10-K, which includes our consolidated financial statements.

Please use this opportunity to take part in Interwoven’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING TO ENSURE YOUR REPRESENTATION AT THE MEETING. Your right to attend the meeting and to vote your shares in person is not forfeited by returning the proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Joseph L. Cowan
Chief Executive Officer

PROXY STATEMENT
PROPOSAL NO. 1. -- ELECTION OF DIRECTORS
PROPOSAL NO. 2 -- RATIFICATION AND APPROVAL OF THE ADOPTION OF THE 2008 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3 -- RATIFICATION AND APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT 2007 YEAR-END
OPTIONS EXERCISES AND STOCK VESTED -- 2007
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
OTHER MATTERS

160 East Tasman Drive
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 5, 2008

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Interwoven, Inc. will be held on Thursday, June 5, 2008, at noon at our headquarters located at 160 East Tasman Drive, San Jose, California 95134.

At the meeting, you will be asked to consider and vote on the following matters:

1.	The election of seven directors to our Board of Directors, each to serve until our 2009 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. At the meeting, we intend to present the following nominees for election as directors:

Charles M. Boesenberg	Frank J. Fanzilli, Jr.
Ronald E.F. Codd	Roger J. Sippl
Bob L. Corey	Thomas L. Thomas
Joseph L. Cowan

2.	The ratification and approval of the adoption of the 2008 Equity Incentive Plan and the reservation of 2,500,000 shares of common stock for issuance thereunder, plus certain shares that are available or subject to outstanding awards under our 1999 Equity Incentive Plan and 2000 Stock Incentive Plan.

3.	The ratification and approval of the amendment and restatement of the 1999 Employee Stock Purchase Plan to extend its term by ten years and increase the number of shares issuable thereunder by 3,000,000 shares.

4.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 25, 2008 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

By Order of the Board of Directors,
John E. Calonico, Jr.
Secretary

San Jose, California
April 29, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the enclosed proxy to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

160 East Tasman Drive
San Jose, California 95134

PROXY STATEMENT

April 29, 2008

I.	INFORMATION ABOUT SOLICITATION AND VOTING

Our Board of Directors is soliciting your proxy for the 2008 Annual Meeting of Stockholders of Interwoven, Inc. The meeting will be held on Thursday, June 5, 2008, at noon at our headquarters located at 160 East Tasman Drive, San Jose, California 95134.

This Proxy Statement contains information related to proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information. Please read it carefully.

All proxies will be voted in accordance with the instructions specified on the proxy card. If no choice is specified, the proxies will be voted in favor of the board nominees and the proposals described in the attached Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 1, 2008 to stockholders entitled to vote at the meeting.

We will pay the costs of soliciting proxies from stockholders and will reimburse our transfer agent, American Stock Transfer & Trust Company, for its out-of-pocket expenses in assisting in the solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

II.	QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:	Our Board of Directors set April 25, 2008 as the record date for the meeting. All stockholders who owned our common stock at the close of trading on April 25, 2008 may attend and vote at the meeting. Each of these stockholders is entitled to one vote for each share held on all matters to be voted on at the meeting. On April 25, 2008, there were 45,532,757 shares of our common stock outstanding.

Q:	How many votes do you need to hold the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card.

Both abstentions and broker non-votes (described below) are counted as present for the purpose of determining the presence of a quorum.

Q:	What are broker non-votes and how do they affect the voting results?

A:	Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner, and the broker lacks discretionary voting power to vote such shares. Brokers do not have discretionary authority under New York Stock Exchange rules to vote such shares for or against certain “non-routine” matters, such as Proposal Nos. 2 and 3.

Q:	What shares that I own can be voted?

A:	You may vote all shares you owned as of the close of business on April 25, 2008, the record date for the meeting. You may have held these shares directly in your name as the stockholder of record, or the shares may have been held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What proposals will be voted on at the meeting?

A:	There are four proposals scheduled for a vote at the meeting. They are:

• Proposal No. 1:  To elect seven directors to the Board of Directors, each to serve until our 2009 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.

• Proposal No. 2:  To ratify and approve the adoption of the 2008 Equity Incentive Plan and the reservation of 2,500,000 shares of common stock for issuance thereunder, plus certain shares that are available or subject to outstanding awards under our 1999 Equity Incentive Plan and 2000 Stock Incentive Plan.

• Proposal No. 3:  To ratify and approve the amendment and restatement of the 1999 Employee Stock Purchase Plan to extend its term by ten years and increase the number of shares issuable thereunder by 3,000,000 shares.

• Proposal No. 4: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. However, we are not aware of any other business that will be considered and voted upon at the meeting or any adjournment or postponement thereof.

Q:	What is Interwoven’s voting recommendation?

A:	The Board of Directors recommends that you vote your shares “FOR” each of the board nominees, “FOR” the ratification and approval of the adoption of the 2008 Equity Incentive Plan, “FOR” the ratification and approval of the amendment and restatement of the 1999 Employee Stock Purchase Plan and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008.

Q:	What is the vote requirement to approve each of the proposals?

A:	Under Proposal No. 1, the seven individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all nominees or “WITHHOLD” your vote with respect to all or any one or more of the nominees. If you sign your proxy card with no additional instructions, your shares will be counted as a vote “FOR” each director nominee.

Each of Proposal Nos. 2 through 4 require the affirmative “FOR” vote by a majority of those shares present and entitled to vote at the meeting and that are voted “FOR” or “AGAINST” each of the proposals. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on each of Proposal Nos. 2, 3 and 4. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal Nos. 2, 3 or 4. If you sign your proxy card with no additional instructions, your shares will be voted “FOR” Proposal Nos. 2, 3 and 4.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote this way, please bring the enclosed proxy card and proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or other nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or other nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker, bank or other nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or other nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, by delivering a written notice of revocation to our Secretary stating that the proxy is revoked or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring a letter from your broker, bank or other nominee to the meeting. The letter should confirm your beneficial ownership of the shares and that your broker, bank or other nominee is not voting the shares at the meeting.

Q:	Who tabulates the results of the meeting and when will the results be announced?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Voting results are certified by our transfer agent, American Stock Transfer & Trust Company.

*****

Assumptions

Unless otherwise indicated, all stock amounts contained in this Proxy Statement reflect all stock splits effected prior to the date of the Proxy Statement.

PROPOSAL NO. 1. — ELECTION OF DIRECTORS

The Board of Directors currently consists of seven directors, each of whom is nominated for re-election at the meeting.

The Board of Directors is elected annually, with each director to hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. At the meeting, stockholders will elect each director to hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

Shares represented by the accompanying proxy will be voted “FOR” the election of each of the seven nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of March 31, 2008, are:

			Director
Name of Director	Age	Principal Occupation	Since

Charles M. Boesenberg(1)(3)(4)	59	Independent Business Consultant	July 2006
Ronald E. F. Codd(1)(3)	52	Independent Business Consultant	July 1999
Bob L. Corey*(1)	56	Independent Management Consultant	November 2003
Joseph L. Cowan	59	Chief Executive Officer, Interwoven, Inc.	April 2007
Frank J. Fanzilli, Jr.(2)(3)(4)	51	Independent Business Consultant	July 2002
Roger J. Sippl(2)(4)	53	Managing Member, Sippl Investments, LLC	April 2007
Thomas L. Thomas(1)(2)	59	President and Chief Operating Officer, GXS, Inc.	February 2004

*	Chairman of the Board of Directors

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

(4)	Member of the Strategy Committee

Charles M. Boesenberg has been an independent business consultant since July 2006. He was the Chief Executive Officer and Chairman of NetIQ Corporation from August 2002 until it was acquired by Attachmate Corporation in June 2006. Mr. Boesenberg was President and Chief Executive Officer of NetIQ Corporation from January 2002 to August 2002 when he was named Chairman of the Board of Directors. Mr. Boesenberg serves on the board of directors of Callidus Software, Inc., a provider of sales performance management solutions, Keynote Systems, Inc., a provider of on-demand test and measurement products for mobile communications and Internet performance, and Rackable Systems, Inc., a provider of high-density computer and storage rack-mount servers. Mr. Boesenberg holds a Bachelor of Science in mechanical engineering from the Rose Hulman Institute of Technology and a Master of Science in business administration from Boston University.

Ronald E. F. Codd has been an independent management consultant since May 2002. From 1999 to April 2002, he served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., a software company, and from 1991 to 1998 he served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise software developer that was acquired by Oracle Corporation in January 2005. Mr. Codd also serves on the board of directors of Data Domain, Inc., a provider of capacity-optimized storage appliances, and DemandTec, Inc., a provider of Consumer Demand Management software. Mr. Codd holds a Bachelor of Science in accounting from the University of California at Berkeley and a Master of Management from the J. L. Kellogg Graduate School of Management (Northwestern University).

Bob L. Corey has served as the Chairman of the Board of Directors since April 2007. Mr. Corey has been an independent business consultant since March 2007. From May 2003 until his retirement in January 2006, he served as Executive Vice President and Chief Financial Officer of Thor Technologies, Inc., a provider of enterprise provisioning software that was acquired by Oracle Corporation in November 2005. Prior to joining Thor Technologies, Inc., Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August 2002. Mr. Corey also serves on the board of directors of Extreme Networks, Inc., a provider of network infrastructure solutions and services, and Veraz Networks, Inc., a provider of packet telephony solutions. Mr. Corey holds a Bachelor of Administration with a concentration in accounting from California State University at Fullerton.

Joseph L. Cowan has served as our Chief Executive Officer since April 2007. Prior to joining Interwoven, Mr. Cowan was an independent business consultant from July 2006 to April 2007. Mr. Cowan served as Chief Executive Officer of Manugistics Group, Inc., a provider of synchronized supply chain and revenue management solutions, from July 2004 to July 2006, when it was acquired by JDA Software Group, Inc. He also served on the board of directors of Manugistics Group, Inc. from August 2004 to July 2006. From December 2003 to July 2004, Mr. Cowan was an independent business consultant. From November 2002 to December 2003, he served as President and Chief Executive Officer of EXE Technologies, Inc., a provider of supply chain management and work management software and services. From April 1998 to November 2002, he served in various capacities with business units of Invensys plc, including most recently as President and Chief Executive Officer of Invensys Automation & Information Systems, a provider of enterprise resource planning and supply chain management software, from April 2001 to November 2002, and as President and Chief Executive Officer of Wonderware, a provider of industrial automation software, from July 2000 to April 2001. Mr. Cowan serves on the board of directors of Blackboard Inc., a provider of e-Education enterprise software applications and services. Mr. Cowan holds a Bachelor of Science degree in electrical engineering from Auburn University and a Master of Science degree in electrical engineering from Arizona State University.

Frank J. Fanzilli, Jr. served as our Lead Independent Director from January 2005 to January 2006 and as Chairman of the Board of Directors from January 2006 to March 2007. He has been an independent business consultant since July 2002. From 1985 to June 2002, Mr. Fanzilli served in various positions in Information Technology at Credit Suisse First Boston, an investment bank, including most recently as Managing Director and Global Chief Information Officer. Mr. Fanzilli currently serves on the board of directors of CommVault Systems, Inc., a provider of data management solutions. Mr. Fanzilli holds a Bachelor of Science in management from Fairfield University and a Master of Business Administration in finance from New York University.

Roger J. Sippl has been a managing member of Sippl Investments, LLC, a venture capital firm that he founded, since 1998. In 2002, Mr. Sippl founded Above All Software, Inc., a business integration software company, and served as its Chief Executive Officer until April 2005 and as its Chairman of the Board from April 2005 until March 2007. Mr. Sippl served as the Chief Executive Officer and Chairman of the Board of Visigenic Software, Inc., a software development tools provider that he founded, from 1993 until it was acquired by Borland International, Inc. in 1998. He co-founded The Vantive Corporation, a global enterprise software company specializing in customer relationship management software that was acquired by PeopleSoft, Inc. in 2000. From 1980 to 1989, Mr. Sippl served as Chief Executive Officer of Informix Corporation, a database company that he founded, and from 1989 to 1993, as its Chairman of the Board of Directors. Mr. Sippl holds a Bachelor of Science degree in computer science from the University of California at Berkeley.

Thomas L. Thomas has been President and Chief Operating Officer of GXS, Inc., a global provider of B2B e-commerce solutions, since June 2006. From June 2004 to November 2005, he was President and General Manager of G-International, Inc., an electronic data interchange and information exchange company that was merged into GXS, Inc. in August 2005. Prior to that, Mr. Thomas was Chairman and Chief Executive Officer of HAHT Commerce, Inc., a developer of business-to-business software applications, until it was acquired by GXS, Inc. in February 2004. Mr. Thomas also serves on the board of directors of Iteris, Inc., an infrastructure security and control company. Mr. Thomas holds a Bachelor of Science in commerce from Bellarmine University.

There are no family relationships among any of our directors.

Policies and Procedures of the Board of Directors and Committees of the Board of Directors

Corporate Governance

The Board of Directors is committed to, and for many years has adhered to, sound and effective corporate governance practices. The Board of Directors is also committed to exercising its responsibilities to oversee our business and affairs consistent with the highest principles of business ethics. The Board of Directors and management periodically reviews and updates our corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission and The NASDAQ Stock Market.

The Board of Directors reviews current best practices of similarly situated public companies and, from time to time, modifies our governance practices with the goal of aligning the interests of directors and management with those of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. These policies and practices include, but are not limited to, the following:

•	The Board of Directors has adopted corporate governance principles.

•	A majority of the members of the Board of Directors are independent.

•	Our Chairman of the Board of Directors is an independent director who, among other duties, is responsible for presiding over executive sessions of independent directors.

•	The Audit, Compensation, Strategy and Nominating and Governance committees consist solely of independent directors.

•	Independent directors meet without the presence of non-independent directors at regularly scheduled times and from time to time as deemed necessary or appropriate.

•	The Board of Directors periodically conducts a self-evaluation of the functioning of the Board of Directors and its committees.

•	Disclosure control policies and procedures are maintained in accordance with the requirements of the Sarbanes-Oxley Act of 2002.

•	Procedures and guidelines governing securities trades by our personnel are maintained, including quarterly trading blackouts applicable to all our employees.

•	The compensation of our executive officers is reviewed and recommended by the Compensation Committee for discussion among and approval by the Board of Directors, and our Chief Executive Officer is excluded from that portion of meetings in which his compensation is voted on or deliberated.

We have also established and review annually charters for each standing committee of the Board of Directors, corporate governance principles and a Code of Conduct and Business Ethics applicable to our officers (including our principal executive officer and senior financial and accounting officers), directors and employees in discharging their work-related responsibilities. Charters for the Audit, Compensation, Strategy and Nominating and Governance committees of the Board of Directors, corporate governance principles and the Code of Conduct and Business Ethics are available at our corporate website, http://www.interwoven.com/corp _ governance. We intend to post or disclose at that location any amendments to, or waivers from, a provision of our Code of Conduct and Business Ethics that applies to any of our executive officers or directors and that relates to any element of the code of ethics, as defined under Item 406 of Regulation S-K.

We have also established a confidential hotline through which any person or employee may report concerns about our business practices. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints we receive regarding accounting, internal account controls or auditing matters. These procedures are available at our corporate website, http://www.interwoven.com/corp _ governance.

Director Independence

The Board of Directors has adopted a standard for evaluating the independence of the members of the Board of Directors that complies with the “independent director” requirements of current listing standards of The NASDAQ Stock Market; the “outside director” requirements of the regulations under Section 162(m) of the Internal Revenue Code; and the “non-employee director” requirements under Rule 16b-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Cowan, is independent under the criteria established by The NASDAQ Stock Market for independent board members. All members of our standing committees are independent directors.

Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategy Committee.

Audit Committee.  The Audit Committee of the Board of Directors oversees our financial reporting process and performs several other functions, including: selecting and engaging our independent registered public accounting firm; reviewing the scope and results of the examination of our consolidated financial statements by our independent registered public accounting firm; reviewing with the independent registered public accounting firm and management our quarterly and annual consolidated financial statements and independent registered public accountants’ opinion; approving all professional services and related fees performed by the independent registered public accounting firm; and reviewing our key accounting policies and internal accounting and financial controls. The Audit Committee meets regularly with management and our independent registered public accounting firm together and in private sessions. The current members of the Audit Committee are Messrs. Boesenberg, Codd, Corey and Thomas. Mr. Corey serves as Chairman of the Audit Committee.

Each member of the Audit Committee qualifies as an “independent director” under NASDAQ Marketplace Rule 4200(a)(15) and meets the other general audit committee composition requirements of NASDAQ Marketplace Rule 4350(d)(2)(A). In addition, the Board of Directors has determined that Mr. Codd and Mr. Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meet the financial sophistication requirement of The NASDAQ Stock Market.

Compensation Committee.  Pursuant to a written charter, the Compensation Committee has the power and authority to: establish and review our goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer, subject to any modification or veto made by the Board of Directors in its discretion; review and recommend the compensation for our executive officers, including our Chief Executive Officer; review and advise the Board of Directors concerning our Chief Executive Officer’s performance; and interpret, and review and recommend to the Board of Directors the adoption of and amendments to, stock option, cash-based incentive and employee benefit plans and arrangements. The Compensation Committee has the authority to determine all aspects of executive compensation, although its current practice is to review and recommend to the Board of Directors compensation packages for executive officers and to make recommendations to the Board of Directors regarding the compensation of non-employee directors. In addition, since updating our equity compensation award policy, effective as of October 1, 2007, equity compensation awards to executive officers must be authorized or approved by the Board of Directors. The Compensation Committee also reviews compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs. For a description of the Compensation Committee’s historical processes and procedures for consideration and determination of executive officer compensation, see “Executive Compensation and Related Information — Compensation Discussion and Analysis” below. The Compensation Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the committee. During 2006 and 2007 our then-current principal executive officer and the Human Resources department presented compensation and benefit proposals to the Compensation Committee for consideration.

During 2007, the Compensation Committee reviewed and made recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in the “Executive Compensation and Related Information — Compensation Discussion and Analysis” below. The Compensation Committee periodically reviews the market practice for non-employee director compensation with reference to a group of comparable companies, and emerging trends in this regard, in consultation with Radford Surveys + Consulting, a San Jose based business unit of Aon Consulting, Inc. (“Radford”), its independent compensation consultant.

The current members of the Compensation Committee are Messrs. Fanzilli, Sippl and Thomas. Mr. Thomas serves as the Chairman of the Compensation Committee. Messrs. Corey and Boesenberg also served as members of the Compensation Committee during portions of 2007.

Nominating and Governance Committee.  Pursuant to a written charter, the Nominating and Governance Committee identifies, considers and nominates candidates for membership to the Board of Directors and handles various corporate governance matters, including assisting management in developing and administering a code of conduct and business ethics. From time to time, the Nominating and Governance Committee engages for a fee one or more third-party search firms to help the Nominating and Governance Committee identify and assist in evaluating potential candidates for nomination to the Board of Directors. The current members of the Nominating and Governance Committee are Messrs. Boesenberg, Codd and Fanzilli. Mr. Codd serves as the Chairman of the Nominating and Governance Committee.

Strategy Committee.  The Strategy Committee consults with management regarding potential strategic transactions under consideration, provides direction to management regarding the terms, scope and direction of their activities regarding any such potential transactions, and consults with management regarding the integration of previously-acquired businesses, pursuant to a written charter. The current members of the Strategy Committee are Messrs. Boesenberg, Fanzilli and Sippl. Mr. Fanzilli serves as the Chairman of the Strategy Committee.

Meetings and Attendance at Meetings of the Board of Directors and Standing Committees of the Board of Directors

During 2007, the Board of Directors met 12 times, including telephonic meetings. The Audit Committee held 15 meetings, including 8 meetings associated with the review of our historical stock option granting practices. The Compensation Committee held seven meetings. The Nominating and Governance Committee held three meetings. Except for Mr. Codd, none of our director nominees attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served during the period such director served. Mr. Codd attended 73% of the total number of such meetings, with his only absences resulting from his recusal from meetings of the Audit Committee associated with the review of our historical stock option granting practices, which he did not participate in because he had served on the Compensation Committee during a portion of the period under review.

Our policy is to invite and encourage each member of the Board of Directors to be present at our annual meetings of stockholders. Four of our directors attended our 2007 Annual Meeting of Stockholders, including one who attended by conference telephone call pursuant to which he was able to hear and be heard by those present in person at that meeting.

Director Qualifications and the Nominations Process

The goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. To this end, the Committee uses a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of our Board of Directors, the qualifications of each member, the composition of the Board of Directors generally and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board of Directors, stockholders or other persons. For example, from time to time in the past, the Nominating and Governance Committee has retained a third-party search firm to assist in identifying and evaluating potential director candidates.

The Committee will consider properly submitted stockholder nominations for candidates for membership on our Board of Directors as described below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

The Committee seeks to achieve a balance of knowledge and experience on our Board of Directors. Accordingly, the Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. In addition, the Committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.

Stockholder Communications with the Board of Directors

A stockholder can contact the Board of Directors or specific members of the Board of Directors by writing to Board of Directors, c/o Allan D. Smirni, Vice President and General Counsel, Interwoven, Inc., 160 East Tasman Drive, San Jose, California 95134, and, if appropriate, noting the name of the intended recipient. The General Counsel will forward all of these communications directly to the director(s). Our independent directors review and approve our stockholder communications process periodically to ensure effective communications with stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2 — RATIFICATION AND APPROVAL OF THE ADOPTION OF
THE 2008 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the Interwoven 2008 Equity Incentive Plan (the “2008 Plan”), which was approved by the Board of Directors on April 17, 2008. If approved by stockholders, the 2008 Plan will replace our existing 1999 Equity Incentive Plan (the “1999 Plan”) and 2000 Stock Incentive Plan (the “2000 Plan”) before their expiration and will become our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors, and we will no longer grant awards under any equity plan other than the 2008 Plan and the 2003 Acquisition Plan. If our stockholders do not approve the 2008 Plan, the 1999 and 2000 Plans will remain in effect until they expire by their terms in 2009 and 2010, respectively, but our ability to provide future awards will be limited and, as explained below, we will likely be unable to award equity compensation to our executive officers and non-employee directors for the foreseeable future.

As of March 31, 2008, we had a total of 1,335,642 shares of our common stock (or 2.9% of our total outstanding shares of common stock as of March 31, 2008) remaining available for future award under the 1999 Plan and 2000 Plan, of which approximately 178,000 shares of our common stock (or 0.4% of our total outstanding shares of common stock as of March 31, 2008) were available for future award to executive officers and directors. The amount of shares available for future award to executive officers and non-employee directors is significantly less than our customary annual requirements, the amount our Compensation Committee believes will provide it the flexibility to design and implement its compensation programs in a manner consistent with our overall compensation philosophy and the amount we believe our competitors typically offer their executive officers and non-employee directors on an annual basis.

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. In fact, use of long-term equity awards has always been a fundamental element of our compensation strategy as a public company because such awards tend to align the interests of our employees with those of our stockholders as the value of the award increases with the appreciation of the market value of our common stock. Without the ability to grant stock options or other forms of equity incentives like substantially all of our competitors for executive talent are able to do, we would be at a competitive disadvantage in attracting, motivating and retaining talented employees responsible for our future success, and would likely be forced to increase the amount of cash compensation we offer to remain competitive. We also may be required to increase cash compensation to our non-employee directors to provide competitive compensation to retain their services. Accordingly, we urge you to vote for this proposal to preserve our ability to implement a flexible and competitive compensation program.

Share Reserve and Related Information

The number of shares reserved for issuance under the 2008 Plan will consist of 2,500,000 shares of our common stock, plus any shares remaining available for grant under the 1999 and 2000 Plans, plus any shares subject to awards granted under the 1999 and 2000 Plans that are cancelled, forfeited, settled in cash or that expire by their terms, including shares subject to awards granted under the 1999 and 2000 Plans that are outstanding on the date the 2008 Plan becomes effective. If Proposal No. 2 is approved at the meeting, we estimate that the share reserve will consist of the following:

Shares authorized under the 2008 Plan on April 17, 2008		2,500,000
Shares available for grant under 1999 and 2000 Plans as of March 31, 2008	1,335,612
Shares granted (less available cancellations) and shares expired from March 31, 2008 through April 29, 2008 from the 1999 and 2000 Plans	(25,120)

Remaining shares available for grant as of April 29, 2008 (and estimated to be available on June 5, 2008 assuming no cancellations between April 29, 2008 and June 5, 2008) under the 1999 and 2000 Plans		1,310,492

Total shares estimated to be available for grant under the 2008 Plan		3,810,492

Note:	As of March 31, 2008, we had 6,549,827 options outstanding with a weighted average exercise price of $15.80 and a weighted average remaining life of 6.22 years, of which 4,829,957 options were outstanding under our 1999 and 2000 Plans. We also had 1,234,790 shares subject to outstanding restricted stock unit awards as of March 31, 2008, all of which were outstanding under our 1999 and 2000 Plans. In addition, as of March 31, 2008, we had 1,423,537 shares available for grant under our 1999 Plan, 2000 Plan and 2003 Acquisition Plan.

The estimated number of shares available for grant set forth in the table above excludes awards that may be cancelled, forfeited, settled in cash or expire by their terms under the 1999 Plan or 2000 Plan, although such awards will become available for grant under the 2008 Plan.

In addition, shares which cease to be subject to an option or stock appreciation right granted under the 2008 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the 2008 Plan that are forfeited or are repurchased by us at the original issue price, or otherwise terminate without such shares being issued, will again be available for grant and issuance in connection with subsequent awards under the 2008 Plan.

Key Terms

The following is a summary of the key provisions of the 2008 Plan and notable differences between the 2008 Plan and the 1999 Plan and 2000 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2008 Plan. It is qualified in its entirety by references to the full text of the 2008 Plan. A copy of the 2008 Plan has been filed with the Securities and Exchange Commission with this Proxy Statement, and any stockholder who wishes to obtain a copy of the 2008 Plan may do so by written request to the Secretary at Interwoven’s headquarters in San Jose, California.

Plan Term:	April 17, 2008 to April 17, 2018.
Eligible Participants:	All of our employees, consultants, advisors, independent contractors and directors will be eligible to receive awards under the 2008 Plan, provided they render bona fide services to Interwoven. The Committee (as defined in the Plan) will determine which individuals will participate in the 2008 Plan. As of the record date, there were approximately 900 employees and six non-employee directors eligible to participate in the 2008 Plan.
Shares Authorized:	2,500,000 shares of our common stock, plus any shares remaining available for grant under the 1999 and 2000 Plans, and any shares subject to awards granted under the 1999 and 2000 Plans that are cancelled, forfeited, settled in cash or that expire by their terms, including shares subject to awards granted under the 1999 and 2000 Plans that are outstanding on the date the 2008 Plan becomes effective. In addition, shares which cease to be subject to an option or stock appreciation right granted under the 2008 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the 2008 Plan that are forfeited or are repurchased by us at the original issue price, or otherwise terminate without such shares being issued, will again be available for grant and issuance in connection with subsequent awards under the 2008 Plan. For additional details, see “— Share Reserve and Related Information” above.
Award Types:	(1) Non-qualified and incentive stock options
(2) Restricted stock awards
(3) Stock bonus awards
(4) Stock appreciation rights
(5) Restricted stock units

(6) Performance shares
Vesting:	Vesting schedules will be determined by the Committee when each award is granted. Options granted under the 1999 and 2000 Plans generally vest over four years (25% cliff vesting after one year and, thereafter, 2.083% vest monthly until fully vested). Restricted stock units granted under the 1999 and 2000 Plans generally vest over four years (in four equal annual installments).
Award Terms:	Stock options will have a term no longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of Interwoven’s voting power, which will have a term no longer than five years. Stock appreciation rights will have a term no longer than ten years. Stock options and stock appreciation rights must be granted at 100% of fair market value under the 2008 Plan, whereas under the 1999 and 2000 Plans such awards could have been granted at 85% of fair market value.
Grants to Non-Employee Directors:	Under the 1999 Plan, each non-employee director receives (i) an option to purchase 10,000 shares on the date such non-employee director first becomes a member of the Board of Directors and (ii) an option to purchase 10,000 shares immediately following each annual meeting of our stockholders, provided the non-employee director has been continuously in office for one year or more. Automatic grants to our non-employee directors under the 1999 Plan are 100% vested and immediately exercisable as of the date of grant. Awards to non-employee directors are not automatic under the 2008 Plan; they are discretionary. Under the 2008 Plan, non-employee directors will be granted options and other awards either on a discretionary basis or pursuant to policy adopted by the Board of Directors. Subject to stockholder approval of Proposal No. 2, the Board of Directors has adopted a non-employee director equity compensation policy for 2008 which provides for the granting of an option to purchase 20,000 shares and restricted stock units covering 10,000 shares under the 2008 Plan to each non-employee director, if any, who first becomes a member of the Board of Directors. In addition, this policy provides that each non-employee director will be granted an additional option to purchase 10,000 shares and restricted stock units covering 5,000 shares under the 2008 Plan if the director is re-elected at the meeting. In accordance with our equity compensation award policy, such awards will be granted on the fifth trading day of the month following the month in which the non-employee director commences service or is re-elected, as the case may be
In the event of a corporate transaction (commonly known as a “change of a control”), all outstanding awards granted to our non-employee directors will vest, and to the extent applicable, become exercisable.
Repricing Prohibited:	Repricing or reducing the exercise price of a stock option or stock appreciation right or issuance of new stock options or stock appreciation rights having a lower exercise price in substitution for cancelled stock options or stock appreciation rights are prohibited without stockholder approval.

New Plan Benefits

The following table shows, in the aggregate, the number of shares subject to stock options and restricted stock units that will be granted in 2008 to each of the following persons or groups under the 2008 Plan:

2008 Equity Incentive Plan

Number of
		Shares	Number of
	Dollar	Subject to	Restricted Stock
Name and Position	Values ($)	Options (#)	Units (#)

Named Executive Officers:
Joseph L. Cowan	—	—	—
John E. Calonico, Jr.	—	—	—
Scipio M. Carnecchia	—	—	—
Benjamin E. Kiker, Jr.	—	—	—
Steven J. Martello	—	—	—
David A. Nelson-Gal	—	—	—
Executive Group (7 persons)	—	—	—
Non-Executive Director Group (6 persons)	Fair market value on the date of grant	60,000	30,000
Non-Executive Officer Employee Group	—	—	—

Future awards under the 2008 Plan to executive officers, employees or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted pursuant to the policy described under “Key Terms — Grants to Non-Employee Directors” above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of stock options or stock appreciation rights granted under the 2008 Plan may not be less than the fair market value (the closing price of Interwoven common stock on the date of grant) of our common stock. On the record date, the closing price of our common stock was $11.62 per share. The term of these awards may not be longer than ten years. The Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares and Stock Bonus Awards

The Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares and stock bonus awards. The Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares and stock bonus awards contingent upon continued employment with Interwoven, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code (the “Code”). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either Interwoven as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a preestablished target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award:

•	Net revenue and/or net revenue growth

•	Operating income and/or operating income growth

•	Earnings per share and/or earnings per share growth

•	Return on equity

•	Adjusted operating cash flow return on income

•	Individual business objectives

•	Company-specific operational metrics

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

•	Net income and/or net income growth

•	Total stockholder return and/or total stockholder return growth

•	Operating cash flow return on income

•	Economic value added

The foregoing factors may be in accordance with generally accepted accounting principles or non-GAAP basis.

To the extent that an award under the 2008 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Committee.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

Transferability

Except as otherwise provided in the 2008 Plan, awards granted under the 2008 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

The Compensation Committee or the Board of Directors acting as the Committee will administer the 2008 Plan. The Committee selects the persons who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2008 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may delegate, to a committee of one or more directors or to our executive officers, the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors. The Committee may construe and interpret the 2008 Plan and prescribe, amend and rescind any rules and regulations relating to the 2008 Plan.

Amendments

The 2008 Plan may be amended or terminated at any time, provided that no action may be taken (except those described in “Adjustments”) without stockholder approval to:

(1) Permit the repricing of outstanding stock options or stock appreciation rights under the 2008 Plan; or

(2) Otherwise implement any amendment to the 2008 Plan required to be approved by stockholders under the rules of The NASDAQ Stock Market.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or any similar event affecting our common stock, the Committee shall adjust the number and class of shares available for grant under the 2008 Plan, the annual limitations on the number of shares an individual is permitted to receive under the 2008 Plan, and subject to the various limitations set forth in the 2008 Plan, the number and class of shares subject to outstanding awards under the 2008 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Corporate Transactions

In the event of a corporate transaction, such as a merger, asset sale, or other change of control transaction, except in the case of awards held by non-employee directors, any or all outstanding awards may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the 2008 Plan, the outstanding awards will expire on such terms and at such time as the Board of Directors or the Committee shall determine. The Board of Directors or the Compensation Committee may, in its discretion, accelerate the vesting of such awards in connection with the corporate transaction. The vesting of outstanding awards held by non-employee directors will accelerate in full prior to the consummation of a corporate transaction (i.e., a change of control) on such terms as the Committee may determine.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Interwoven and participants in the 2008 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. Interwoven will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and Interwoven will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and Interwoven will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and Interwoven will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item for individuals that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option.

Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the year of such “disqualifying disposition” Interwoven will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or Interwoven common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and Interwoven generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Interwoven receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Interwoven generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Shares

The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Interwoven will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) Limit

The plan is intended to enable Interwoven to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Interwoven may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION AND
APPROVAL OF THE ADOPTION OF THE 2008 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3 — RATIFICATION AND APPROVAL OF THE AMENDMENT AND
RESTATEMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the amendment and restatement of our 1999 Employee Stock Purchase Plan, referred to as the “ESPP,” to (i) extend the term of the ESPP for an additional ten years from the date that the Board approved the amendment and restatement of the ESPP on April 17, 2008 and (ii) to increase the maximum number of shares that may be issued under the ESPP from 3,000,000 shares to 6,000,000 shares. If our stockholders do not approve of the amendment and restatement of the ESPP then the ESPP will remain in effect until it expires by its terms on July 22, 2009.

The amended and restated ESPP you are being asked to approve will permit us to use the remaining number of shares reserved but unissued under the ESPP, 1,024,890 shares as of March 31, 2008, and allow the number of shares reserved for issuance under the ESPP to increase annually pursuant to the ESPP’s preexisting “evergreen” provision described below. Extending the term of the ESPP and increasing the maximum number of shares that can be issued under the ESPP will allow us to continue to make the benefits of the ESPP available to eligible employees after its currently scheduled termination date, which the Board of Directors and management believes is necessary to assist in the retention of current employees and hiring of new employees, and to continue to provide our employees with an incentive to contribute to our future success by providing an opportunity to acquire shares of our common stock.

Below is a summary of the principal features of the ESPP, as proposed to be amended and restated. The only material changes proposed to be made to the ESPP are to increase its term by ten years and to increase from 3,000,000 to 6,000,000 the number of shares that may be issued thereunder during its term, as extended. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by references to the full text of the ESPP as proposed to be amended and restated. A copy of the ESPP, as proposed to be amended and restated, has been filed with the Securities and Exchange Commission with this Proxy Statement, and any stockholder who wishes to obtain a copy of the ESPP may do so by written request to the Secretary at Interwoven’s headquarters in San Jose, California.

General

Our ESPP was approved by our Board of Directors on July 22, 1999 and adopted by our stockholders in October 1999. As originally adopted, the ESPP had 500,000 shares of common stock reserved for issuance. The ESPP contains an “evergreen” provision that automatically increases, on each January 1, the number of shares reserved for issuance thereunder by a number of shares equal to one percent of our total number of outstanding shares of common stock on the immediately preceding December 31, or such lesser number as the Board of Directors or the Compensation Committee (the “Committee”) may determine. The current maximum number of shares that may be issued under the ESPP during its term, of 3,000,000 shares, would be increased to 6,000,000 shares if this proposal is approved.

Since the ESPP’s inception, 1,975,110 shares have been issued pursuant to the exercise of options to purchase shares under the ESPP, and 1,024,890 shares are available for future grant.

Key Terms of the ESPP

The ESPP, including the right of participants to make purchases under the ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Internal Revenue Code (the “Code”). The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

Purpose

The purpose of the ESPP is to provide our employees, including the employees of any of our subsidiaries designated by the Board of Directors, with a convenient means of acquiring an equity interest in Interwoven through payroll deductions, to enhance such employees’ sense of participation in our affairs, and to provide an incentive for continued employment.

Administration

The ESPP is administered by the Committee, and subject to applicable law, the Committee may delegate authority under the plan to a committee to administer certain provisions of the plan as the Committee deems appropriate. The administration, interpretation or application of the ESPP by the Committee is final and binding upon all participants.

Eligibility

Any employee, including an executive officer, who is employed by our company ten days before the beginning of an offering period, is customarily employed for at least twenty hours per week and more than five months in a calendar year by us or any of our designated subsidiaries, and who does not provide services to us or any of our designated subsidiaries as an independent contractor and has not been reclassified as a common law employee for any reason other than for federal income and employment tax purposes as of an offering date, is eligible to participate in the ESPP. An offering date is the first business day of a given offering period.

For purposes of the ESPP, the employment relationship is deemed to be ongoing while a participant is on sick leave or other leave of absence approved by us. However, if the period of leave exceeds 90 days and the participant’s right to re-employment is not guaranteed either by statute or by contract, the participant will be deemed to have withdrawn from the ESPP on the 91st day of such leave.

As of the record date, approximately 900 employees were eligible to participate in the ESPP.

Special Limitations

The ESPP imposes certain limitations upon a participant’s rights to acquire our common stock, including the following limitations:

•	Purchase rights may not be granted to any individual who owns or together with another person would be considered to own stock, including stock purchasable under any outstanding purchase rights, possessing five percent or more of the total combined voting power or value of all classes of our stock or of our affiliates.

•	Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted.

•	No more than twice the number of shares that a participant’s payroll deductions for a particular offering period could have purchased (using as the purchase price eighty-five percent of the fair market value of our common stock on the offering date for the offering period in question).

Furthermore, if, on a purchase date, the number of shares that would otherwise be subject to stock options under the ESPP exceeds the number of shares available for sale as of the beginning of the applicable offering period, a pro-rata allocation of the available shares is made in as uniform and as equitable a manner as is practicable. In its discretion, the Compensation Committee can impose limits on the amount of shares participants may purchase during any purchase period. Currently, participants can purchase no more than 500 shares in any purchase period

Enrollment in the Plan

Eligible employees become participants in the ESPP by completing a subscription agreement authorizing payroll deductions prior to the applicable offering date. A person who becomes employed fewer than ten days before the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

Offering Periods; Purchase Periods

The ESPP is implemented by consecutive six-month offering periods, with a new offering period commencing on the first trading day on May 1 and November 1 of each year and ending on April 30th and October 31st of each year. Each offering period consists of a single six-month purchase period. In the future, the Committee may alter the duration of the offering periods, including the commencement dates, with respect to future offerings without stockholder approval if such change is announced at least fifteen days prior to the scheduled beginning of the first offering period to be affected.

Purchase Price

The purchase price at which shares are sold under the ESPP is eighty-five percent of the lower of the fair market value of a share of our common stock on (1) the first business day of the offering period, or (2) the last business day of the purchase period. The ESPP provides that, because our common stock is currently traded on The NASDAQ Global Market, the fair market value of a share of our common stock on the first business day of the offering period or the last business day of the purchase period shall be the closing price on The NASDAQ Global Market on the business day immediately prior to such date, as reported in The Wall Street Journal.

Payment of the Purchase Price; Payroll Deductions

The payroll deductions accumulated during the offering period are applied to the purchase of the shares on the purchase date. The deductions may not be less than two percent or greater than fifteen percent of a participant’s eligible compensation. Deductions are made in one percent increments. The aggregate of such payroll deductions for each calendar year cannot exceed $25,000. Eligible compensation means all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that any election by a participant to reduce regular cash compensation under Sections 125 or 401(k) of the Code shall be treated as if the participant had not made such election.

Payroll deductions commence on the first payday following the first day of the offering period and continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest accrues on the payroll deductions of a participant in the ESPP. At any time during the offering period, a participant may discontinue or decrease his or her payroll deductions without withdrawing amounts previously contributed; however, a participant may decrease his or her payroll deductions only once during an outstanding offering period. A participant may increase his or her rate of payroll deductions only for a subsequent offering period and may not increase his or her rate of payroll deductions during an outstanding offering period in which such participant is currently participating.

All payroll deductions received or held by us under the ESPP may be used by us for any corporate purpose, and we are not obligated to segregate such payroll deductions. Until the shares are issued, participants only have the rights of an unsecured creditor.

Purchase of Stock; Grant of Options

As of the first day of each offering period, each participant is granted an option to purchase shares of our common stock, exercisable at the conclusion of the purchase period. The exact number of shares is determined by dividing such participant’s accumulated payroll deductions during the offering period by the option purchase price determined as described above, subject to the limitations set forth in the ESPP (and described above).

Withdrawal

A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account under the ESPP at least fifteen days prior to the end of the offering period by giving written notice to us. After receipt of a notice of withdrawal, (1) all of the participant’s payroll deductions credited to his/her account will be promptly paid without interest, (2) the participant’s option for the current period will automatically terminate, and (3) no further payroll deductions for the purchase of shares will be made during the offering period. A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the ESPP or in any similar plan that we may adopt.

Termination or Interruption of Employment

Upon termination of a participant’s employment for any reason prior to the last day of the offering period, the payroll deductions credited to the participant’s account will be returned to such participant, or, in the case of the participant’s death, to the person or persons entitled thereto as specified in the participant’s subscription agreement, and his or her option will automatically terminated. A participant is not deemed to have terminated his or her employment in the case of sick leave, military leave or any other leave of absence approved by us; provided that such leave is for a period of not more than ninety days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

Adjustments upon Changes in Capitalization or Merger

In the event a change is made in our capitalization, such as a stock split or payment of a stock dividend, that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened and the new exercise date will be set as immediately prior to the proposed dissolution or liquidation. In the event of our merger with or into another corporation or the sale of substantially all of our assets, then the ESPP will continue with regard to any offering period that commenced prior to the closing of the proposed transaction and shares will be purchased based on the fair market value of the surviving corporation’s stock on each purchase date, unless the Committee determines the final purchase date under all then ongoing offering periods shall be accelerated to an earlier date.

Nonassignability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the ESPP. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that we may treat such act as an election to withdraw from the ESPP.

Amendment and Termination of the Plan

The Board of Directors may, at any time or from time to time, amend or terminate the ESPP, except that such termination shall not affect options previously granted nor, generally, may any amendment make any change in an option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code, we shall obtain stockholder approval in such a manner and to such a degree as required.

If the extension of the ESPP’s term is approved, the ESPP will continue until the earlier of termination by our Board of Directors, issuance of all of the shares reserved for issuance under the ESPP or April 17, 2018.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Interwoven and participants in the ESPP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

The ESPP and the right of participants to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

If the shares are sold or disposed of, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the “option price,” or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

New Plan Benefits

Eligible employees participate in the ESPP voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the ESPP. Accordingly, future purchases under the ESPP are not determinable at this time. Non-executive directors are not eligible to participate in the ESPP. We, therefore, have not included any such awards in the table above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION AND
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for 2008 and has further directed the selection of Ernst & Young LLP be submitted for ratification by stockholders at the meeting. Ernst & Young LLP has been engaged as our independent registered public accountants since March 2006. A representative of Ernst & Young LLP is expected to be present at the meeting. The representative will have an opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will review its future selection of Ernst & Young LLP as our independent registered public accounting firm.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered by Ernst & Young LLP.

	Year Ended December 31,
	2007	2006

Audit fees(1)	$1,061,378	$2,190,200
Audit-related fees	—	44,077
Tax fees	—	—
All other fees	—	—

Total	$1,061,378	$2,234,277

(1)	Audit fees associated with the audit of our consolidated financial statements, the review of our Quarterly Reports on Form 10-Q and the audit of internal controls over financial reporting totaled $1,061,378 and $1,165,200 for 2007 and 2006, respectively. The balance of the amount for 2006 represents fees associated with services associated with the review of our historical stock option granting practices.

Fees for audit services include fees associated with the audit of our consolidated financial statement, the review of our Quarterly Reports on Form 10-Q, the audit of internal controls over financial reporting and services associated with the review of our historical stock option granting practices. Audit-related fees principally include auditing and accounting related consultation services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2008, with respect to the beneficial ownership of our common stock by:

•	each of the six current executive officers who are identified in the Summary Compensation Table under “Executive Compensation and Related Information” below;

•	each of our directors;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Interwoven, Inc., 160 East Tasman Drive, San Jose, California 95134.

The percentage of shares beneficially owned is based on 45,529,620 shares of common stock outstanding as of March 31, 2008. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options or restricted stock units that are currently exercisable or settleable within 60 days of March 31, 2008 are deemed to be outstanding for the purposes of calculating the amount of beneficial ownership of that person, and for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Shares Issuable
	Amount of	Under Securities
	Beneficial	Exercisable or Settleable	Aggregate
Name and Address of Beneficial Owner	Ownership(1)	Within 60 Days	Percentage

Dimensional Fund Advisors LP(2)	3,103,858	—	6.8%
Goldman Sachs Asset Management, L.P.(3)	2,972,042	—	6.5
The Bank of New York Mellon Corporation(4)	2,849,473	—	6.3
Marc C. Cohodes(5)	2,580,578	—	5.7
The Vanguard Group, Inc.(6)	2,422,305	—	5.3
Joseph L. Cowan	381,250	81,250	*
John E. Calonico, Jr.	400,584	321,533	*
Scipio M. Carnecchia	503,947	423,751	1.1
Benjamin E. Kiker, Jr.	76,213	37,500
Steven J. Martello	346,872	295,000	*
David A. Nelson-Gal	187,040	163,333	*
Charles M. Boesenberg	36,082	35,000	*
Ronald E. F. Codd	98,027	95,500	*
Bob L. Corey	73,966	73,966	*
Frank J. Fanzilli, Jr.	85,000	85,000	*
Roger J. Sippl	31,667	31,667	*
Thomas L. Thomas	88,634	65,000	*
All 13 directors and executive officers as a group	2,594,652	1,880,886	5.5%

*	Less than 1%

(1)	Includes shares over which the person currently holds or shares voting or investment power. Also includes any shares listed under the column “Shares Issuable Under Securities Exercisable or Settleable Within 60 Days.”

(2)	Based solely on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2008 by Dimensional Fund Advisors LP reporting sole power to vote or direct the vote of and sole power to dispose or direct the disposition of 3,103,858 shares, none of which are actually owned by it. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of such shares. The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, CA 90401.

(3)	Based solely on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2008 by Goldman Sachs Asset Management, L.P., reporting sole power to vote or direct the vote of 2,329,371 shares; shared power to vote or direct the vote of 185,673 shares; sole power to dispose or direct the disposition of 2,628,963 shares; and shared power to dispose or direct the disposition of 343,079 shares. Goldman Sachs Asset Management, L.P., an investment advisor, disclaims beneficial ownership of any securities managed, on its behalf, by third parties. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(4)	Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by The Bank of New York Mellon Corporation and certain direct and indirect subsidiaries of the Bank of New York Mellon Corporation, reporting sole power to vote or direct the vote of 2,599,887 shares; shared power to vote or direct the vote of 10,400 shares; sole power to dispose or direct the disposition of 2,839,073 shares; and shared power to dispose or direct the disposition of 10,400 shares. The address of The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, NY 10286.

(5)	Based solely on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008 by Marc C. Cohodes, Reporting sole power to vote and the sole power to direct the disposition of a total of 2,580,578 shares held by Copper River Partners, L.P. and the other investment funds and accounts over which Marc C. Cohodes holds investment control and voting control with respect to their investments. The address of Marc C. Cohodes is c/o Copper River Management, L.P., 12 Linden Place, Second Floor, Red Bank, New Jersey 07701.

(6)	Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008 by The Vanguard Group, Inc., reporting sole power to vote or direct the vote of 47,388 shares and sole power to dispose or direct the disposition of 2,422,305 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of March 31, 2008 are:

Joseph L. Cowan, age 59, has served as our Chief Executive Officer since April 2007. Additional background information is included above under “Proposal No. 1. Election of Directors — Nominees to the Board of Directors.”

Scipio M. Carnecchia, age 45, has served as our President since September 2006. He served as our Senior Vice President of Worldwide Sales from July 2003 to September 2006 and as our interim President from March 2006 to September 2006. From July 2002 through June 2003, he served as our Vice President of Sales, and from March 2001 to June 2002, he was our Vice President of Alliances. Mr. Carnecchia holds a Bachelor of Engineering in electrical engineering and computer science from Stevens Institute of Technology.

John E. Calonico, Jr., age 51, has served as our Chief Financial Officer, Senior Vice President and Secretary since March 2004. From November 2003 until March 2004, he served as our Senior Vice President, Finance. From January 2002 until November 2003, he served as Chief Financial Officer and Secretary of iManage, Inc., a collaborative document management software company acquired by Interwoven in November 2003. Mr. Calonico holds a Bachelor of Science in accounting from Golden Gate University.

Benjamin E. Kiker, Jr., age 41, has served as our Senior Vice President and Chief Marketing Officer since September 2006. From August 2005 to February 2006, Mr. Kiker served as Vice President of Americas Marketing for Siebel Systems, Inc., a provider of customer relationship management software and services, and, from April 2005 to August 2005, Mr. Kiker served as Vice President and General Manager of Siebel Systems, Inc.’s Travel, Hospitality and Transportation industry group. From 2002 to March 2005, Mr. Kiker served as Senior Vice President and Chief Marketing Officer of Onyx Software Corporation, a provider of customer relationship management software and services.

Steven J. Martello, age 58, has served as our Senior Vice President of Client Services since joining Interwoven in April 2002. Prior to joining Interwoven, from November 1999 to April 2002, Mr. Martello served as the Vice President of Delivery Services of Scient Corporation, an e-business solutions and services company. Mr. Martello holds a Bachelor of Science from the State University of New York at Albany, a Master of Science in educational psychology from the State University of New York at Albany and a Master of Science in computer science from Union College.

Rafiq R. Mohammadi, age 47, has served as our Senior Vice President and Chief Strategy Officer since July 2007. From November 2003 to October 2004, he served as our Senior Vice President of Worldwide Engineering and co-Chief Technology Officer. From October 2004 to July 2007, he served as our Chief Technology Officer. From October 1995 to November 2003, Mr. Mohammadi served as Chief Technology Officer and Director of iManage, Inc., a collaborative document management software company, where his responsibilities included technology research and development. Mr. Mohammadi holds a Bachelor of Science and a Master of Science in Computer Science from the University of Illinois in Chicago and an MBA from the Kellogg School of Management at Northwestern University.

David A. Nelson-Gal, age 48, has served as our Senior Vice President of Engineering since joining Interwoven in September 2004. Prior to joining Interwoven, from 1991 to September 2004, Mr. Nelson-Gal served in various roles at Sun Microsystems, Inc., a provider of Internet-related hardware, software and services, most recently as a Vice President of Engineering in its Software Division. Mr. Nelson-Gal holds a Bachelor of Science in computer science and a Master of Science in computer science from University of Michigan.

There are no family relationships among any of our directors or officers.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

This compensation discussion and analysis describes the material elements of compensation awarded to each of six executive officers who are identified in the Summary Compensation Table below (the “named executive officers”). This discussion and analysis serves as an introduction to the 2007 executive compensation information provided in narratives, tables and footnotes that follow. We also describe compensation actions taken in prior years to the extent it enhances the understanding of our executive compensation disclosure for 2007.

Our Compensation Committee determines the compensation of our executive officers, including the named executive officers, and it administers our equity incentive plans. During 2007, our Board of Directors also participated in decisions about our equity compensation programs and other executive compensation matters. The Board of Directors also determined director compensation for 2007. None of our named executive officers participated in discussions of the Compensation Committee over his own compensation. In setting or recommending to the Board of Directors the compensation for named executive officers other than our principal executive officer, the Compensation Committee gives weight to the recommendations of our principal executive officer, but final decisions about the compensation of our named executive officers are made solely by the Compensation Committee.

General Compensation Policy and Objectives

In order to attract, motivate and retain executives responsible for our success, the Compensation Committee designed our compensation programs with a framework of rewards, in the short term and the long term, for meeting and exceeding measurable company performance goals and individual goals. We also seek to reward executives for qualitative contributions to our objectives and success generally. Within this overall philosophy, the objectives of our executive compensation program are to:

•	Provide competitive total compensation compared to similar positions at comparable companies, assuming that our performance and the executive’s performance meet specified goals;

•	Link compensation to company performance and individual achievement;

•	Link specific cash-based elements of compensation to our near-term financial performance; and

•	Align the interests of our executives and those of our stockholders by providing our executives with long-term incentives to build stockholder value.

The elements of compensation for our named executive officers include base salaries, cash incentive bonuses, and awards of stock options and restricted stock units. In order to recruit and retain our named executive officers, we seek to offer total compensation that is competitive with the compensation offered by companies with which we compete for executive talent. In 2007, we targeted total compensation for named executive officers with reference to the 50th percentile of total compensation paid to comparable executives at comparable companies within our 2007 peer group, as discussed below. Cash compensation is designed to vary with our results in achieving financial and non-financial objectives selected or confirmed by the Compensation Committee. During 2007, this incentive cash compensation, tied to the achievement of company performance goals or individual goals, generally targeted at 44% to 50% of total cash compensation for our Chief Executive Officer and executives primarily responsible for sales and service functions, and 29% to 33% of total cash compensation for our other executive officers. The Compensation Committee believed that this allocation between salary and incentive cash compensation struck an appropriate balance between its goals of retaining named executive officers and creating proper incentives for the achievement of company performance and individual goals, with the principal focus of incentive cash compensation being the achievement of company performance goals. In general, we were not in a position to grant equity awards to executive officers during 2007 as we delayed the filing of our periodic reports with the Securities and Exchange Commission pending the outcome of the voluntary review of our historical option granting practices. As such, awards were approved to become effective following the date on which we became current in our reporting obligations under the Securities Exchange Act of 1934, resulting in the named executive officers receiving awards in 2008 related to 2007 compensation decisions. The amount and type of equity awards that were approved reflected the Compensation Committee’s desire to motivate performance of the executive officer and manage stockholder dilution, but were impacted by the limited number of shares available for grant under our 1999 Plan and 2000 Plan. There were approximately 460,000 shares available for grant to executive officers and non-employee directors under those plans as of December 31, 2007.

From time to time, special business conditions may warrant additional compensation to attract, retain or motivate executives. Examples of such conditions include acquisitions, recruiting or retaining individuals with specific or unique talent, and recognition for exceptional contributions. In these situations, the Compensation Committee considers the business needs and the potential costs and benefits of special rewards. For example, the Compensation Committee approved a sign-on bonus to Joseph L. Cowan in 2007 pursuant to his offer letter with us.

Compensation Surveys and Consultants

For 2007, the Compensation Committee retained Radford Surveys + Consulting, a San-Jose based business unit of Aon Consulting, Inc. (“Radford”), to help it establish industry compensation benchmarks and determine compensation for the named executive officers. In particular, the Compensation Committee engaged Radford to assist in the selection of an appropriate peer group for executive compensation benchmarking purposes. For 2007, Radford compiled the following “peer group” of companies under the direction of our Compensation Committee:

Ariba	OpenText Corporation	Salesforce.com
Borland Software	Openwave Systems	TIBCO Software
Digital Insight	QAD	Vignette
Epicor Software	Quest Software	WebEx Communications
Informatica	Radiant Systems	Wind River Systems
Macrovision

Radford selected these companies based on a number of factors that it believed were appropriate, including industry, size and revenue. The 2007 peer group generally includes similarly-sized software companies with 2006 revenues of between $200 million and $500 million, although larger companies were included to the extent they were direct competitors for executive talent. Our 2006 revenues were at the low end of the range of revenues of companies in the 2007 peer group, aligning roughly with the 25th percentile. The Compensation Committee used this peer group to benchmark named executive officer compensation for 2007 because the Compensation Committee believes that these companies closely resembled our profile with respect to the above factors. The Compensation Committee, with the assistance of Radford, has selected a new peer group to benchmark named executive officer compensation for 2008. For discussion of this new peer group, see the section entitled “Changes to 2008 Executive Compensation” below.

The Compensation Committee determines the scope of Radford’s assignments and Radford reports exclusively to the Compensation Committee. While under this assignment, Radford provided the Compensation Committee with reports and analysis regarding the 2007 peer group compensation data and has provided recommendations regarding our equity and non-equity compensation program and compensation level changes. The Compensation Committee’s cash-based executive compensation decisions for 2007 were generally consistent with Radford’s recommendations, although the Compensation Committee’s decision was not solely based on the Radford’s recommendations.

In determining the 2007 compensation for our named executive officers, the Compensation Committee retained Radford to provide its recommendations on competitive 2007 peer group pay practices. Radford conducted a study to develop its recommendations, concluding that the combination of base salaries and on-target cash incentive bonuses for our named executive officers were below the 50th percentile of the 2007 peer group, in all cases either at the low end of or below the competitive range — which Radford determined was 10% above or below the 50th percentile of base salary and 15% above or below the 50th percentile of base salary plus on-target cash incentive bonus. Radford also determined that 2007 long-term equity award values for our named executive officers on average were below the 50th percentile of the 2007 peer group and in all but one case either at the low end of or below the competitive range — which Radford determined was 30% above or below the 50th percentile.

For 2007, the Compensation Committee decided to target each element of named executive officer compensation — base salaries, target incentive cash compensation and equity awards (and hence total compensation) — at the 50th percentile of the peer group for each of the executives’ positions. The Compensation Committee believed that this would appropriately balance its objectives of promoting retention, providing appropriate performance incentives and aligning executives’ interests with those of our stockholders. The Committee also believes that this arrangement substantially achieves internal pay equity among named executive officers.

Elements of Compensation

The three principal elements of our named executive officer compensation program are base salary, cash incentive awards and equity incentive awards.

Base Salary

We seek to provide our senior management with a base salary that is appropriate for their roles and responsibilities, and that provides them with a level of income stability. The Compensation Committee reviews base salaries annually, and adjusts them from time to time in light of market conditions and individual factors, including responsibilities, qualitative performance, experience and salary history. During 2007, the Compensation Committee reviewed the base salaries for each of our named executive officers and approved increases in the annual base salaries of certain of our named executive officers as described below. In evaluating the annual base salaries of our named executive officers, the Compensation Committee noted that the base salaries of the named executive officers were below the 50th percentile of the 2007 peer group on average and in all but one case either at the low end of or below the competitive range. The Compensation Committee also took into account each individual’s scope of responsibility, qualitative performance and other contributions, prior experience and salary history in connection with its evaluation. Based on its evaluation, the Compensation Committee adjusted the 2007 base salaries of Messrs. Carnecchia, Calonico and Nelson-Gal to align them more closely with the competitive practices of our 2007 peer group and improve pay equity relative to the other executive officers, whose salaries were deemed to be competitive and serving their retention purposes.

Mr. Carnecchia’s annual base salary was adjusted to $300,000 (a decrease of 6.25% from the annualized base salary he was earning as our principal executive officer but 50% over the annualized base salary he was earning as Senior Vice President of Worldwide Sales before becoming our principal executive officer), effective April 19, 2007. This increase related to changes in his responsibilities as a result of the transition of his principal executive officer duties to our new Chief Executive Officers in April 2007, and reflected the Compensation Committee’s desire to retain him and provide additional incentive for his ongoing contribution as President following the hiring of our new Chief Executive Officer. While the Compensation Committee noted that, following the increase, Mr. Carnecchia’s annual base salary would be slightly below the competitive range for presidents of the companies within our 2007 peer group, it determined to cause his total on-target cash compensation to be within the competitive range by designing his incentive cash compensation as it would for senior sales executive, which it believed was appropriate due to the fact that Mr. Carnecchia’s responsibilities as Senior Vice President of Worldwide Sales were continuing while he served as our President.

The annual base salaries of Messrs. Calonico and Nelson-Gal were increased to $280,000 (an increase of 9.8%) and $268,000 (an increase of 5.1%), respectively, in each case retroactive to January 1, 2007. These increases reflected the Compensation Committee’s desire to retain these executive officers by providing competitive compensation and provide additional incentives for performance. Mr. Calonico’s annual base salary was later increased to $305,000 (an increase of 8.9%), effective August 1, 2007, because the Compensation Committee determined it had not previously adjusted his salary to bring it close enough to the 50th percentile of the 2007 peer group, following the Compensation Committee’s further review of the 2007 peer group compensation data. In connection with each of the increases to the annual base salaries of Messrs. Calonico and Nelson-Gal, the Compensation Committee noted that, following the increase, Mr. Calonico would continue to earn an annual base salary that was less than the 50th percentile for the comparable position at the companies within the 2007 peer group, but within the competitive range.

In connection with the hiring of our Chief Executive Officer in April 2007, we negotiated an employment arrangement with him that provides for an annual base salary of $450,000. This amount was below the 50th percentile of base salaries among, the 2007 peer group. In negotiating and setting his annual base salary, the Compensation Committee targeted roughly the competitive range around the 50th percentile of the 2007 peer group, which the Compensation Committee believed was the level of compensation necessary to attract qualified candidates. The Compensation Committee also awarded our Chief Executive Officer a $50,000 signing bonus as an inducement to accept our offer of employment.

Cash Incentive Awards

Each of our named executive officers is eligible to receive incentive cash compensation based on his individual performance and our company performance in each quarter and for the entire year. These bonuses are payable quarterly and after the end of the year. The Compensation Committee adopted an incentive bonus plan for 2007 (“Bonus Plan”) as the primary method of compensating these individuals for achieving our company performance goals and the officer’s individual performance goals. These company performance goals and individual goals are established and approved by the Board of Directors or the Compensation Committee. Although Mr. Cowan was not identified as a participant under the Bonus Plan, pursuant to his offer letter with us, the Compensation Committee and he agreed that his on-target bonus would be payable in accordance with the terms of the Bonus Plan other than the provisions allowing for payments in excess of the amount of his on-target bonus. For 2007, the Compensation Committee also adopted commission-based compensation plans (each, a “Commission Plan”) for two of its named executive officers, Mr. Carnecchia and Mr. Martello. Mr. Carnecchia’s plan called for commissions for software license bookings and revenues from consulting and education services. Mr. Martello’s plans called for commissions for revenues from maintenance, consulting and education services. The terms of the Bonus Plans and Commission Plans are described below following the table captioned “Grants of Plan-Based Awards — 2007”. Although the Bonus Plan provides that the Compensation Committee has the discretion to adjust quarterly or annual bonus amounts under the Bonus Plan based on a recommendation by our Chief Executive Officer after review of a participant’s performance, there were no such adjustments in 2007.

In general, the Compensation Committee designs its named executive officer incentive bonus plans to ensure that the interests of the named executive officers are aligned with those of our stockholders and that the named executive officers are provided incentives to maximize their efforts throughout the year. Each year, the Bonus Plan is intended to compensate participating executive officers for their contribution to achieving annual and quarterly financial goals contained in our company financial plan and, in the case of our named executive officers other than our principal executive officer, for success in meeting individual performance goals. The Commission Plans are intended to compensate participating executives for the performance of sales or service functions for which he is responsible, measured with reference to that function’s contribution to achieving annual and quarterly financial goals contained in our company financial plan.

During 2007, the Compensation Committee reviewed the on-target cash incentive bonuses for each of our named executive officers and established individual 2007 on-target bonuses for the named executive officers ranging from 40% to 100% of base salary. Our named executive officers who are responsible for sales and service functions were gathered toward the high end of this range and the others were gathered at the bottom of this range, reflecting our compensation philosophy to link specific cash based elements of compensation to our near term financial performance, and to increase the percentage of total cash compensation represented by cash incentive awards where doing so would have the greatest impact on revenue generation. The Compensation Committee evaluated such targets with reference to the 50th percentile of the 2007 peer group, using its subjective judgment to determine the amount of bonus sufficient to align the interests of each named executive officer with those of those of our stockholders and provide incentives to maximize their efforts throughout the year, and the appropriate allocation between company performance goals and individual goals. The competitiveness of the new Chief Executive Officer’s on-target bonus with those at comparable companies within the 2007 peer group was given greater weight in the Compensation Committee’s evaluation of new Chief Executive Officer’s on-target bonus than in its evaluation of the on-target bonuses of the other named executive officers because the Compensation Committee believed it must target roughly the 50th percentile of the 2007 peer group to attract qualified candidates and provide them with appropriate incentives during the first year of service.

The on-target bonus amounts for each of the named executive officers for 2007 were as follows:

	Bonus Plan
	Company		Commission
Name	Performance	MBO	Plan	Total

John E. Calonico, Jr.(1)	$100,000	$38,000	*	$138,000
Scipio M. Carnecchia	*	*	$300,000	$300,000
Joseph L. Cowan(2)	$384,000	16,000	*	$400,000
Benjamin E. Kiker, Jr.	$80,000	$30,000	*	$110,000
Steven J. Martello	*	$40,000	$160,000	$200,000
David A. Nelson-Gal	$76,000	$32,000	*	$108,000

*	Not applicable.

(1)	Effective August 1, 2007, Mr. Calonico’s total on-target bonus amount was increased to $152,500, of which $110,562 was associated with company performance.

(2)	Mr. Cowan’s employment commenced in April 2007.

As a percentage of annual base salary, the amounts established for executives primarily responsible for sales and service functions exceeded the competitive range for the comparable positions at the companies within the 2007 peer group, while amounts for our other executive officers were less than the competitive range for the comparable position at the companies within the 2007 peer group. The relative competitiveness of these amounts reflect the Compensation Committee’s balancing of its objectives and practice of tying a higher proportion of the total cash compensation of executives primarily responsible for sales and service functions to cash incentive compensation, as compared to the other named executive officers. The combined amount of annual base salary and on-target bonus for each named executive officer was less than the 50th percentile for the comparable position at the companies within the 2007 peer group, but within the competitive range in all but one case. Although below the competitive range initially, Mr. Calonico’s combined amount of annual base salary and on-target bonus was adjusted to be within the competitive range when his annual base salary was increased for the reasons as described above and, at the same time and for the same reasons, the Compensation Committee increased his on-target bonus from $138,000 to $152,000.

Bonus Plans.  For 2007, actual bonus payments equal the target bonus amount multiplied by a percentage that varies depending upon achievement of the following three separate goals for the year and for each quarter of the year:

•	non-GAAP operating income goals, which were the same as the quarterly and annual non-GAAP operating income targets contained in our financial plan, as approved by the Board of Directors (“Non-GAAP Operating Income Goals”);

•	revenue targets, which were the same as the quarterly and annual revenue targets contained in our financial plan, as approved by the Board of Directors (“Revenue Goals”); and

•	Individual goals and objectives established for each of those persons by our principal executive officer or the Compensation Committee (“MBO Goals”).

For each of our named executive officers, half of the portion of his bonus under the Bonus Plan that is contingent upon the achievement of company performance goals depends on achievement of Non-GAAP Operating Income Goals while the other half depends on achievement of Revenue Goals. The portion of the named executive officers’ bonus under the Bonus Plans that is contingent upon the achievement of MBO Goals depends on a number of individualized goals that vary from named executive officer to named executive officer. Named executive officers who are responsible for functions other than sales and service have a higher percentage of their target bonuses that could be earned by achievement of MBO Goals. For additional information regarding this plan, see the narrative accompanying the table captioned “Grants of Plan-Based Awards — 2007” below.

The Compensation Committee selected Non-GAAP Operating Income Goals and Revenue Goals because it believes that these two measures are correlated with stockholder value creation, improvement in these measures aligns with our overall growth strategy, we and our investors see these measures as among the most critical of our financial information, and these measures balance growth and profitability. The Non-GAAP Operating Income Goals and the Revenue Goals are set at levels that are intended to reward the named executive officers for achieving results that meet our expectations. The Compensation Committee believes that to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the goal the performance for the applicable period must be aligned with our financial plan, and that named executive officers should not be rewarded for performance that does not approximate our quarterly and annual financial plan. Accordingly, the named executive officer will not be paid for the portion of the target bonus that is based on a company performance goal if the minimum achievement threshold level of a particular goal is not met. The minimum is not more than $1 million below our Non-GAAP Operating Income Goal and not less than 90% of the Revenue Goal. Conversely, if the achievement threshold of a particular goal is exceeded, the named executive officer may receive a payment amount that exceeds his target bonus associated with that goal, with a maximum cap of 300%.

For 2007, Messrs. Calonico, Cowan, Kiker, Martello and Nelson-Gal earned cash payments of $153,411, $300,000, $118,235, $39,300 and $114,352, respectively, under the Bonus Plan as a result of achievement of goals related to company performance. For the named executive officers who participated in the Bonus Plan, these payments represent 109% of the target bonus amount that is based on company performance goals for each named executive officer who was employed by us for the entire year and 100% for Mr. Cowan, whose bonus payment could not exceed his target bonus amount pursuant to the arrangement determined under his offer letter with us. For the full year 2007, our Non-GAAP Operating Income Goals were $30.1 million and our Revenue Goals were $220 million. We exceeded the minimum achievement threshold of the Non-GAAP Operating Income Goals and Revenue Goals in every quarter and for the full year, and met or exceeded these goals in every quarter and for the full year. Overall, our 2007 non-GAAP income exceeded the related goal by 13.0% and our 2007 revenue exceeded the related goal by 2.5%.

The portion of the bonus that is linked to achievement of MBO Goals depends on individualized objectives designed to promote achievement of non-financial operational goals. For 2007, these goals were established quarterly for each quarterly period. Named executive officers responsible for functions other than sales and service had a higher percentage of their target bonuses that could be earned by achievement of MBO Goals, because the Compensation Committee expected those officers to have primary influence over the achievement of our operational and other non-financial goals. Accordingly, this component of compensation serves retention purposes, because it gives individuals greater influence over the achievement of their bonus goals and enhances internal pay equity.

Each named executive officer typically has three to five MBO Goals in any quarterly period. The specific MBO Goals, and the relative weighting of each, is determined by the principal executive officer and confirmed by the Compensation Committee. Bonus payments associated with MBO Goal achievement are based on the degree to which the objectives are achieved, as determined by the Compensation Committee, based on the assessments and recommendations of the principal executive officer, but in no event can the amount of the bonus payment exceed the target for the bonus that is linked to achievement of MBO Goals. During 2007, the Compensation Committee introduced a minimum achievement threshold requirement to the MBO Goals component of the Bonus Plan, requiring the named executive officer to achieve 60% of his MBO Goals before any related payments are earned.

The 2007 MBO Goals for our Chief Financial Officer, Mr. Calonico, were focused on the management of his area of responsibility, supporting the voluntary review of our historical option granting practices and operational goals, such as managing the move to our new headquarters facility and the consolidation of other facilities. The objectives of our Senior Vice President of Consulting Services, Mr. Martello, focused on enhancing customer loyalty and management of his area of responsibility, and included development goals. The 2007 MBO Goals for our Chief Marketing Officer, Mr. Kiker, consisted of operational objectives within his area of responsibility, including lead generation and other contributions to sales efforts, development of our marketing plan and staffing and execution of marketing events. For our Senior Vice President of Engineering, Mr. Nelson-Gal, MBO Goals consisted primarily of operational objectives within his business area, including development of staffing, preparing strategic directives related to our products and development, enhancing customer loyalty and assessing intellectual property we considered acquiring.

Mr. Cowan’s annual cash incentive arrangement included an MBO Goal-based bonus targeted at $16,000 for the second quarter of 2007 related to his assessment and review of our business, customers, management and key employees for purposes of presenting a strategic assessment to our Board of Directors. After the second quarter of 2007, the Compensation Committee believed that our overall financial performance was the best measurement to use in establishing the cash incentive compensation of our principal executive officer, and, therefore, the cash incentive portion of Mr. Cowan’s total compensation is based upon the degree to which company performance goals are achieved, and did not include MBO Goals. Similarly, the cash incentive compensation for our most senior sales executive (currently our President) did not include MBO Goals because the Compensation Committee believes that his cash incentive compensation should be based solely on our financial performance related to his area of responsibility.

Commission Plans.  As further described above and following the table captioned “Grants of Plan-Based Awards — 2007” below, the Compensation Committee established Commission Plans for Mr. Carnecchia and Mr. Martello in 2007.

Mr. Carnecchia’s 2007 Compensation Plan provides for quarterly commissions on attainment of the quarterly goals contained in our company financial plan for software license bookings and revenues from consulting and education services, and quarterly goals for such bookings and revenue less the cost of license revenues and sales expenses to attain such bookings and revenue (“Direct Margin”), with no maximum cap on the amount of bonus that could be earned. The Compensation Committee selected these three measures because they directly relate to increases in our revenues and margins and, therefore, strongly correlated with the creation of stockholder value, improvement in these measures aligns with our overall growth strategy, and we and our investors consider these measures to be among the most critical aspects of our financial information. In addition, these measures were selected because Mr. Carnecchia could have direct influence over their achievement, as the executive officer with primary responsibility for the sales organization. All three goals were set at levels that were intended to provide Mr. Carnecchia with incentives to achieve results that meet our expectations, and reward him for doing so. His ability to directly influence the achievement of these measures also reflects the fact that his base annual salary typically has been substantially less than his actual bonus payment. The Compensation Committee believed that in order to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the target bonus amount the performance for that year must be aligned with the quarterly goals contained in our company financial plan, but for retention purposes Mr. Carnecchia should earn commissions at a lower rate on performance that does not meet or exceed these goals. The Compensation Committee did not establish a minimum achievement threshold requirement under Mr. Carnecchia’s compensation plans, reflecting the fact that Mr. Carnecchia had a greater percentage of his total compensation at risk than all other named executive officers. For 2007, Mr. Carnecchia earned cash payments totaling $453,430 under his Commission Plan as a result of achievement of the software license bookings goals and goals for revenue from consulting and education services, after factoring in the Direct Margin, representing 151% of his on-target bonus. In 2007, the full-year goals for software license bookings and revenues from consulting and education services were $85.4 million and $42.1 million, respectively, and our Direct Margin goals averaged 53.5%. Overall, in 2007, our full-year software license bookings exceeded the related goal by $1.4 million, our full-year revenue from consulting and education services were less than the related goal by ($640,000), and Direct Margin averaged 56.3%.

Mr. Martello’s 2007 Compensation Plans provides for quarterly commissions on attainment of quarterly goals contained in our company financial plan for revenues from maintenance, consulting and education services and quarterly goals for that revenue, less the cost of the customer support and professional services organization to attain such revenues (“Services Direct Contribution”). His plan also provides for quarterly commissions on attainment of quarterly goals for software license bookings. There is no maximum cap on the amount of bonus that could be earned his plan. The Compensation Committee selected these three measures for reasons similar to the reasons it selected the goals under Mr. Carnecchia’s compensation plan, and since Mr. Martello is directly responsible for the services organization, he could have direct influence over the achievement of these critical measures. These goals were set at levels that were intended to provide Mr. Martello with incentives to achieve results that meet our expectations, and reward him for doing so. His ability to directly influence the achievement of these measures also reflects the fact that his base annual salary has been substantially less than his actual bonus payment and lower than the amount of his on-target bonus. The Compensation Committee believed that in order to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the target bonus amount, the performance for that year must be aligned with the quarterly goals contained in our company financial plan, and that Mr. Martello should not receive payment of bonus for achievement of less than 96% of the goal for revenues from maintenance, consulting and education services and software license bookings. The Compensation Committee established a minimum achievement threshold requirement under Mr. Martello’s compensation plans, reflecting the fact that maintenance, consulting and education services has less variability as compared to license revenues and bookings. For 2007, Mr. Martello earned cash payments totaling $191,155 under his Commission Plan as a result of achievement of the professional services revenue goals, after factoring in the Services Direct Contribution, and goals for software license bookings, representing 115% of his on-target bonus related to his Commission Plan. In 2007, the full-year goal for revenues from maintenance, consulting and education services was $136.3 million, and our Services Direct Contribution goals averaged 63.5%. Overall, in 2007, our full-year revenues from maintenance, consulting and education services exceeded the related goal by $2.5 million, and Services Direct Contribution averaged 65.6%.

Long-Term Equity Awards

Each named executive officer is eligible to receive equity awards, which the Compensation Committee believes will reward the named executive officers if stockholder value is created over the long-term, as the value of the equity awarded increases with the appreciation of the market value of our common stock. Accordingly, the primary purpose of our long-term equity awards is to align the interests of the named executive officers with those of the stockholders through incentives to create stockholder value. Equity awards also improve our ability to attract and retain our executives by providing compensation that is competitive with market levels, with value that vests over time.

The Compensation Committee seeks to provide equity incentive awards that are generally competitive with market practice, which it determines by reference to our 2007 peer group. Our equity compensation plans provide for awards of stock options, restricted stock, restricted stock units and stock bonuses. Equity grants are typically awarded to executive officers upon hiring or promotion, in connection with a significant change in responsibilities, or sometimes to achieve internal pay equity. Each year, the Compensation Committee reviews the equity ownership of our executive officers and considers whether to make an additional award. In making this determination, the Compensation Committee takes into account, on a subjective basis, the responsibilities, past performance and anticipated future contribution of the executive, the competitiveness of the executive’s overall compensation package, as well as the executive’s existing equity holdings, accumulated realized and unrealized stock option gains, the potential reward to the executive if the market value of our common stock appreciates, and the recommendations of our principal executive officer. In 2007, the Compensation Committee determined to target long-term equity award grant guideline levels for our named executive officers with reference to the 50th percentile of the 2007 peer group. However, during 2007, awards of equity compensation that would have been granted to our named executive officers (other than Mr. Cowan) in 2007 were delayed until 2008 as a result of the voluntary review of our historical stock option grant practices and the restatement of our consolidated financial statements. See footnote 1 to the “Grants of Plan-Based Awards — 2007” table below. In addition, our ability to grant equity awards has been impacted by the limited number of shares that are available for grant to executive officers under the 1999 Plan and 2000 Plan. See “Proposal No. 2 — Ratification and Approval of the Adoption of the 2008 Equity Incentive Plan” below.

We use both stock options and restricted stock units — the right to receive one share of our common stock for each restricted stock unit upon the vesting or settlement date — as the principal mechanism of providing long-term incentive compensation. The Compensation Committee believes that restricted stock units, like stock options, align the interests of the named executive officers with the interests of stockholders because the value of award appreciates if the market value of our common stock appreciates. The Compensation Committee also believes that these awards have significant retention value and support continuity among the executive team. In addition, the Compensation Committee believes that use of restricted stock units may reduce the rate at which the total number of shares underlying stock options and other awards outstanding increases over time because the fair value per share of restricted stock units is typically higher than the fair value per share of stock options. With the limited number of shares available for grant to executive officers under the 1999 Plan and 2000 Plan, the fact that these kinds of awards have such a higher fair value per share was a major reason the Compensation Committee chose to award the grant of restricted stock units described below.

In January 2008, our named executive officers were granted restricted stock units for 2007 representing 117,000 shares of our common stock, including awards of restricted units covering 30,000 shares to Mr. Carnecchia, 35,000 shares to Mr. Calonico, 20,000 shares to Mr. Martello, 12,000 shares to Mr. Nelson-Gal and 20,000 shares to Mr. Kiker. Each restricted stock unit award vests in equal annual installments over four years from the vesting commencement date, as disclosed below in the “Grants of Plan-Based Awards” table. The Compensation Committee selected this vesting schedule to be consistent with competitive market practice, based on the practices of companies within the 2007 peer group. The Compensation Committee determined the number of restricted stock units granted to each named executive officer based on its subjective judgment of the appropriate level of long-term incentive compensation for each individual named executive officer and the competitiveness of our overall compensation package, taking into account, in particular, the executive’s existing equity holdings, accumulated realized and unrealized stock option gains, the potential reward to the executive if the market value of our common stock appreciates. Details of the restricted stock units granted to our named executive officers in 2006 are disclosed in the Grants of Plan-Based Awards table below.

For 2007, our named executive officers were granted options to purchase 400,000 shares of our common stock. After its subjective consideration of the factors mentioned above for each named executive officer, the Compensation Committee determined to award of stock options to only two named executive officers. In April 2007, we negotiated an employment arrangement with our Chief Executive Officer that provided for a restricted stock award representing 300,000 shares of our common stock and an option to purchase 300,000 shares of our common stock at a price of $15.27 per share, of which options to purchase 75,000 shares vested on April 2, 2008 and the remainder will vest in equal monthly increments over the 36 months thereafter. In negotiating and setting his equity awards, the Compensation Committee targeted roughly the 50th percentile of the 2007 peer group, which it believed was the level of compensation required to attract qualified candidates and retain and provide him with incentives to perform substantially over the duration of vesting of those awards. In connection with the hiring of our new Chief Executive Officer, Mr. Carnecchia was granted an option to purchase 100,000 shares of common stock with an exercise price of $12.87 per share, of which 25,000 shares vested on January 31, 2008 and the remainder to vest in equal monthly increments over the 36 months thereafter. Mr. Carnecchia’s grant was approved by the Compensation Committee during 2007 to become effective following the date on which we became current in our reporting obligations under the Securities Exchange Act of 1934. The Compensation Committee determined the number of shares granted under these awards to ensure that, in its subjective judgment, he has the right balance between fully vested awards and awards that remain subject to vesting. In addition, these option grants are subject o acceleration of vesting provisions as discussed under the sections entitled “Severance Arrangements” and “Change in Control Arrangements” below.

Prior to October 2007, the grant date for any stock options awarded to any of our named executive officers was typically the date on which the Compensation Committee determined to make the award and the exercise price of any stock options so granted was the closing price on the grant date. In September 2007, we adopted an equity compensation award policy that provides that the grant date will be the 5th trading day of the month following the date on which the Board of Directors (or the Compensation Committee under authorization of the Board of Directors) approves the grant, and the exercise price of any options so granted is the closing price on the grant date.

Changes to 2008 Executive Compensation

For 2008, upon the recommendation of the Compensation Committee, the Board of Directors restructured the traditional cash incentive compensation arrangements for its executive officers. In particular, the portion of the an executive officers on-target bonus that is based on achievement of MBO Goals will be geared and assessed for performance over the entire year, rather than from quarter to quarter. Further, as President of our company, Mr. Carnecchia’s cash incentive compensation for 2008 will be earned and payable based on the achievement of both company performance goals and MBO Goals under the Bonus Plan, rather than through his individual Commission Plan. In addition, a component of Mr. Cowan’s on-target bonus will now be earned and payable based on the achievement of MBO Goals, rather than strictly on the achievement of company performance goals as was the case in 2007.

The Compensation Committee, with the assistance of Radford, has selected a new peer group to benchmark named executive officer compensation for 2008. The 2008 peer group generally includes similarly-sized software companies with 2007 revenues of between $200 million and $600 million and larger companies that were viewed to be direct competitors for executive talent. For 2008, Radford compiled the following “peer group” of companies under the direction of our Compensation Committee:

Adaptec	Emulex	Openwave Systems
Adtran	Extreme Networks	Qlogic
Ariba	F5 Networks	Silicon Graphics
Avocent	Foundry Networks	Super Micro Computer
Epicor Software	Infocus	Vignette
Electronics For Imaging

The Compensation Committee selected the new companies in 2008 peer group on the basis that they were more comparable to us in 2008 than the companies included in the 2007 peer group that they replaced as a result of our growth in 2007 and the evaluation of the relative financial performance and compensation structures of the companies in 2007.

Employee Benefits

All of our named executive officers are eligible to participate in our 401(k) plan (which includes our Company matching contributions), health and dental coverage, life insurance, disability insurance, paid time off and paid holidays on the same terms as are available to all employees generally. These rewards are designed to be competitive with overall market practices, and are in place to attract and retain the talent needed for the operation of the business.

Severance Arrangements

During 2007, we entered into severance arrangements with Joseph L. Cowan, John E. Calonico, Jr. and Scipio M. Carnecchia, each of which is disclosed under “Potential Payments Upon Termination or Change in Control” below. These arrangements were provided to our named executive officers in 2007, in connection with our Chief Executive Officer succession plan, and were designed to retain our senior executive team through and beyond the hiring of a new Chief Executive Officer.

The value of our severance arrangements for our named executive officers was not a material factor in the Compensation Committee’s determination of the level of any other element of named executive officer compensation.

Change in Control Arrangements

During 2007, we entered into change in control benefit arrangements with two of our named executive officers. These arrangements included severance pay, payment of COBRA premiums and accelerated vesting of equity awards. These arrangements were provided to the named executive officers in connection with our Chief Executive Officer succession plan, and were also designed to improve retention of our senior executives whose roles would likely be eliminated in connection with a change in control of our company. Details of each named executive officer’s change in control benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control” below.

Our named executive officers also had change in control arrangements contained in stock options and restricted stock units that provided for accelerated vesting of fifty percent of the unvested shares subject to the award in the event the named executive officer’s employment is terminated without cause, or is constructively terminated, within 12 months following a change in control (as defined in the award). The intent of these arrangements is to enable the named executive officers to have a balanced perspective in making overall business decisions, and to be competitive with market practices. The Compensation Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave our company before a transaction closes. We typically do not provide for gross-ups of excise tax values under Section 4999 of the Internal Revenue Code, although we may allow the named executive officer to reduce the benefit received or defer the accelerated vesting of options to avoid excess payment penalties. To encourage Mr. Cowan to accept our offer of employment, we agreed to provide him with a gross-up for excise tax values. Details of each individual named executive officer’s change in control benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control — Other Change in Control Arrangements” below.

The severance and change in control benefits do not influence and are not influenced by the other elements of compensation as these benefits serve different objectives than the other elements. The Board of Directors determined to adopt these severance and change in control arrangements because, in addition to the reasons mentioned above, we believe that in the event of a potential change of control, the benefits promote the ability of our executive officers to act in the best interest of our stockholders without regard for the potential impact on their own job position. In addition, we provide severance benefits because we believe the benefits provide us with more flexibility to make a change in executive management if such change is in our stockholders’ best interest. These arrangements are intended to attract and retain qualified executive officers that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of such an acquisition, particularly where the services of these executive officers may not be required by the acquirer.

Supplementary Compensation Policies

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits Interwoven to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the principal executive officer and the three most highly compensated executive officers in a taxable year other than the principal financial officer. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has considered the requirements of Section 162(m) and believes that stock option grants made to the principal executive officer and the three most highly compensated executive officers satisfy the requirements for “performance-based compensation” and are, therefore, exempt from the limitations on deductibility. Restricted stock unit awards are not performance-based, and therefore are not deductible. However, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or manner of compensation and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, we may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the Securities and Exchange Commission or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407(e)(5) of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not deemed to be incorporated by reference in future filings with the Securities and Exchange Commission except to the extent that Interwoven, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Interwoven’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee:

Thomas L. Thomas, Chairman
Frank J. Fanzilli, Jr. (member since April 2007)
Roger J. Sippl (member since April 2007)
Bob L. Corey (member from October 2006 to April 2007)
Charles M. Boesenberg (member from October 2006 to April 2007)

Compensation Committee Interlocks and Insider Participation

In 2007, the members of the Compensation Committee were Mr. Thomas for the entire year, Messrs. Corey and Boesenberg through March 2007 and Messrs. Fanzilli and Sippl since April 2007. Mr. Thomas serves as the Chairman of the Compensation Committee. No interlocking relationships exist between any person who served as a member of our Compensation Committee in 2007 and any member of any other company’s board of directors or compensation committee.

Summary Compensation

The following table sets forth the compensation awarded, earned or paid for services rendered in all capacities to Interwoven, Inc. and its subsidiaries during 2007 to each individual who served as our principal executive officer during 2007, our principal financial officer and the three most highly compensated executive officers who were serving as executive officers (other than as our principal executive officer or principal financial officer) at December 31, 2007.

SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	Total

Joseph L. Cowan	2007	$337,500	$50,000	$783,214	$247,182	$300,000	$1,000	$1,718,896
Chief Executive Officer and Director	2006	—	—	—	—	—	—	—
John E. Calonico, Jr.	2007	$290,417	$—	$86,141	$—	$153,411	$1,000	$530,969
Senior Vice President and Chief Financial Officer	2006	255,000	—	46,021	13,592	137,775	750	453,138
Scipio M. Carnecchia	2007	$300,000	$—	$107,676	$194,800	$453,430 (7)	$1,000	$1,056,906
President	2006	290,000	—	57,526	156,139	533,520	750	1,037,935
Steven J. Martello	2007	$250,000	$—	$75,373	$2,919	$230,455 (8)	$—	$558,747
Senior Vice President of Client Services	2006	250,000	—	40,268	37,401	275,894	—	603,563
David A. Nelson-Gal	2007	$268,000	$—	$21,535	$150,175	$114,352	$1,000	$555,062
Senior Vice President of Engineering	2006	253,651	—	11,505	281,022	108,872	750	655,800
Benjamin E. Kiker, Jr.	2007	$250,000	$—	$53,963	$88,131	$118,235	$1,000	$511,329
Senior Vice President and Chief Marketing Officer	2006	76,705	—	16,263	26,560	25,360	—	144,888

(1)	Mr. Calonico’s annual base salary was increased from $280,000 to $305,000, effective August 1, 2007.

Effective January 1, 2008, the annual base salary of each of the following named executive officers was increased to the following amounts: Mr. Cowan — $475,000 and Mr. Kiker — $260,000.

(2)	Mr. Cowan received a one-time sign-on bonus of $50,000 when he joined our company in April 2007.

(3)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2006 and December 31, 2007 in accordance with Statement of Financial Accounting Standard SFAS No. 123R of restricted stock unit awards issued pursuant to the 1999 Equity Incentive Plan and 2000 Stock Incentive Plan. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. For restricted stock unit awards, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. No stock awards were forfeited by any of our named executive officers during the year. See the “Grants of Plan-Based Awards — 2007” table for information on restricted stock unit awards made in 2007. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers.

(4)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 and December 31, 2007 in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 123R, Share Based Payment, of stock option awards issued pursuant to the 1999 Equity Incentive Plan and thus includes amounts from outstanding stock option awards granted during and prior to 2007. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the years ended December 31, 2006 and December 31, 2007 as included in our 2006 and 2007 Annual Reports on Form 10-K filed with the Securities and Exchange Commission on December 14, 2007 and March 14, 2008, respectively. No stock options were forfeited by any of our named executive officers during 2006 or 2007. See the “Grant of Plan-Based Awards — 2007” table for information on stock option grants made in 2007. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

The amount we will report in this column for 2008 for Mr. Carnecchia will reflect the reversal of a total of approximately $1,000 of the amounts reported for him in this column due to the amendment of his stock options in 2008. See footnote ** to “Outstanding Equity Awards At 2007 Year-End” below.

(5)	Except as disclosed in footnotes 7 and 8, the amounts reflect the cash awards paid to the named executive officers under the 2007 Executive Officer Incentive Bonus Plan, as further described in “Compensation Discussion and Analysis” above and the “Grants of Plan-Based Awards — 2007” table below. The MBO Bonus portion of the awards for Messrs. Cowan, Calonico, Kiker, Martello and Nelson-Gal was $16,000, $39,182, $30,875, $39,300 and $31,360 respectively. Although Mr. Cowan was not identified as a participant under the 2007 Executive Officer Incentive Bonus Plan, pursuant to his offer letter with us, the Compensation Committee and he agreed that his on-target bonus would be payable in accordance with the terms of the Bonus Plan other than the provisions allowing for payments in excess of the amount of his on-target bonus.

(6)	The “All Other Compensation” column reflects matching contributions made under our 401(k) plan during 2006 and 2007 on behalf of each named executive officer.

(7)	Represents cash awards paid pursuant to Mr. Carnecchia’s 2006 and 2007 Compensation Plans.

(8)	Includes cash awards of $224,919 and $191,155 paid pursuant to Mr. Martello’s 2006 and 2007 Compensation Plans.

Each year we recognize the contributions of the group of our sales personnel who have achieved in excess of certain milestones we establish for all of our sales personnel for the prior year at a week-long event, usually at a destination resort. This event consists of group meetings, training and other business and non-business activities. We pay for airfare, lodging and various amenities for the event’s honorees and their significant others in connection with these events. Each year, we require two of our executive officers who did not attend the prior year’s event to participate in the current year’s event, typically with their significant others, and provide the same benefits to them as are enjoyed by the event’s honorees.

GRANTS OF PLAN-BASED AWARDS — 2007

									All	All
									Other	Other		Grant
									Stock	Option		Date
									Awards:	Awards:	Exercise	Fair
									Number of	Number of	or Base	Value
			Estimated Possible Payouts Under						Shares of	Securities	Price of	of Stock
			Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option	and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options	Awards	Option
Name	Date		($)	($)	($)	(#)	(#)	(#)	(1)(3)	(#)(2)(3)	($/Sh.)	Awards ($)

Joseph L. Cowan		(4)	$170,400	$284,000	$284,000	—	—	—
		(7)	9,600	16,000	16,000
	4/30/07		—	—	—	—	—	—		300,000	$15.27
	4/30/07		—	—	—	—	—	—	300,000
Scipio M. Carnecchia		(5)	$—	$300,000	$—	—	—	—	—	—	—	—
John E. Calonico, Jr.		(6)	$66,337	$110,562	$331,686	—	—	—	—	—	—	—
		(7)	25,163	41,938	41,938
Steven J. Martello		(8)	$—	$160,000	$—	—	—	—	—	—	—	—
		(7)	24,000	40,000	40,000	—	—	—	—	—	—	—
David A. Nelson-Gal		(6)	$45,600	$76,000	$228,000
		(7)	19,200	32,000	32,000	—	—	—	—	—	—	—
Benjamin E. Kiker		(6)	$48,000	$80,000	$240,000
		(7)	18,000	30,000	30,000

(1)	Mr. Cowan was awarded restricted stock units under the 1999 Equity Incentive Plan, 50% of which vest on the second anniversary of the date of grant and an additional 25% vest on each of the third and fourth anniversaries of the date of grant. The restricted stock units are settled in shares on the vesting date.

Awards of restricted stock units to the other named executive officers were approved by the Compensation Committee during 2007, subject to our being current in our reporting obligations under the Securities Exchange Act of 1934, but not granted until 2008. Due to the review of our historical stock option granting procedures and related restatement, we did not become current until December 14, 2007. Consistent with our equity compensation award policy, the restricted stock units were awarded to each named executive officer on

January 8, 2008, the fifth business day of January. Messrs. Calonico, Martello, Nelson-Gal and Kiker received grants of 35,000, 20,000, 12,000 and 20,000, restricted stock units, respectively, under the 2000 Stock Incentive Plan and Mr. Carnecchia received two grants, one for 10,000 restricted stock units under our 1999 Equity Incentive Plan, and another for 20,000 restricted stock units under our 2000 Stock Incentive Plan. Each of the restricted stock unit awards vests in equal annual installments over a period of four years from the vesting commencement date specified in the award.

(2)	Mr. Cowan’s stock option award was granted under the 1999 Equity Incentive Plan and vests over a 48-month period with 25% of the shares to vest on April 2, 2008 and the remainder to vest in equal monthly increments over the 36 months thereafter. His stock option award has a maximum term of ten years subject to earlier termination upon cessation of service to us and its exercise price may be paid in cash or in shares of common stock valued at the closing price on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares.

During 2007, the Compensation Committee approved of the award of a stock option to Mr. Carnecchia to purchase 100,000 shares of common stock, which for the same reasons stated in footnote 1 above, was not granted until January 8, 2008, with an exercise price of $12.87 per share under our 1999 Equity Incentive Plan. The stock option vests over a 48-month period, with 25% of the shares to vest on January 31, 2008 and the remainder to vest in equal monthly increments over the 36 months thereafter.

(3)	The vesting of stock options granted and restricted stock units awarded will immediately accelerate as provided under “Potential Payments Upon Termination or Change in Control” below

(4)	Represents the Company Performance Bonus portion of Mr. Cowan’s award. Pursuant to his offer letter with us, the Compensation Committee and Mr. Cowan agreed that his $400,000 on-target bonus would be payable in accordance with the terms of the 2007 Executive Officer Incentive Plan other than the provisions allowing for payments in excess of the amount of his on-target bonus. Because Mr. Cowan’s employment commenced in April 2007, the amount of his target bonus award for 2007 was $300,000. Since the first quarter of Mr. Cowan’s employment, his target bonus award has been based solely upon the degree to which company performance goals are achieved and do not include MBO Goals.

(5)	Mr. Carnecchia’s awards were granted under his 2007 Compensation Plan, which provides for commissions for software license bookings and revenues from consulting and education services. As further described below, the commissions are earned and paid quarterly upon attainment of quarterly goals for such bookings and revenues, and quarterly goals for such bookings and revenue less the cost of license revenues and sales expenses to attain such bookings and revenue. The actual payments from this incentive compensation are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. Mr. Carnecchia’s 2007 Compensation Plan did not contain any threshold or maximum value. Accordingly, no such values have been included in the table for this plan.

(6)	Represents the Company Performance Bonus portion of the participant’s target bonus award under the 2007 Executive Officer Incentive Bonus Plan, which is further described below. The actual payments from these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. The maximum values are calculated by multiplying the portion of the target bonus that is based on achievement of company performance goals by 300% and the threshold values are calculated by multiplying the portion of the target bonus that is based on achievement of company performance goals by 60%. Mr. Calonico’s target for this bonus was increased to $110,562 on August 1, 2007.

(7)	Represents the portion of the participant’s target bonus award under the 2007 Executive Officer Incentive Bonus Plan or determined pursuant to his offer letter that is based on achievement of MBO Goals (defined below), which is further described below. The actual payments from these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. The maximum values are calculated by multiplying the portion of the participant’s target bonus that is based on achievement of MBO Goals by 100% and the threshold values are calculated by multiplying the portion of the participant’s target bonus that is based on achievement of MBO Goals by 60%. Such target bonus for Mr. Calonico was increased to $41,938 on August 1, 2007. The portion of Mr. Cowan’s target bonus that is based on achievement of MBO Goals related only to the second quarter of 2007.

(8)	Mr. Martello’s incentive compensation award was granted under his 2007 Compensation Plan that provides for commissions for revenues from maintenance, consulting and education services and software license bookings. As further described below, the commissions on such revenues are earned and paid quarterly upon attainment of quarterly goals for such revenues, and quarterly goals for such revenues less the cost of the customer support and professional services organization to attain such revenues. The actual payments from this incentive compensation are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. Mr. Martello’s 2007 Compensation Plan did not contain any threshold or maximum value. Accordingly, no such values have been included in the table for this plan.

Non-equity incentive plans consist of the 2007 Executive Officer Incentive Bonus Plan and commission-based compensation plans for Mr. Carnecchia and Mr. Martello.

2007 Executive Officer Incentive Bonus Plan.  All named executive officers other than Mr. Carnecchia effectively participated in the 2007 Executive Officer Incentive Bonus Plan. As described in footnote (4) above, Mr. Cowan’s participation was pursuant to his offer letter with us. The plan provides for the payment of bonuses based on the achievement of company performance goals and MBO Goals. The bonuses related to company performance goals depend upon the extent to which the goals identified in the first two bullets below have been achieved. These two goals are given equal weight in the determination of bonus and are not mutually dependent. Under the plan, participants are eligible to receive up to four quarterly bonuses and one annual bonus, each targeted at an amount equal to 20% of the participant’s total on-target bonus based on attainment of company performance goals for the year.

Bonuses based on attainment of MBO Goals depend on individualized, quarterly objectives that are described under “— Compensation Discussion and Analysis” above. The number of goals identified in the third bullet below, for each participant who has such goals, typically ranges from three to five, each of which is weighted differently depending on organizational strategy and other factors considered by the principal executive officer. Under the plan, participants are eligible to receive up to four quarterly bonuses, each targeted at an amount equal to 25% of the participant’s total on-target bonus based on attainment of MBO Goals for the year.

The actual bonus payment equals the target bonus payment multiplied by a percentage that varies depending upon achievement of the following three separate goals to the extent they are met for the year and for each quarter in that year:

•	achievement of non-GAAP operating income goals, which, in 2007, were the same as the quarterly and annual non-GAAP operating income targets contained in our financial plan, as approved by the Board of Directors (the “Non-GAAP Operating Income Goals”);

•	achievement of revenue targets, which, in 2007, were the same as the quarterly and annual revenue targets contained in our financial plan, as approved by the Board of Directors (the “Revenue Goals”); and

•	in the case of each named executive officer other than our principal executive officer, achievement of individual goals and objectives established for each of those persons by our principal executive officer or the Compensation Committee (the “MBO Goals”).

For purposes of the Non-GAAP Operating Income, non-GAAP operating income is calculated based on our operating income (loss) for the applicable period computed in accordance with generally accepted accounting principles less the impact of amortization of intangible assets, stock-based compensation charges, restructuring and excess facilities and new headquarters related charges, costs associated with the review of our historical stock option granting practices and other non-recurring items, net of the related tax impact.

Information regarding the actual Non-GAAP Operating Income Goals, Revenue Goals and MBO Goals for 2007 is provided under “Executive Compensation and Related Information — Compensation Discussion and Analysis” above. The extent to which Non-GAAP Operating Income Goals and Revenue Goals are met and became payable was determined quarterly by reference to our quarterly financial press release, subject to adjustment to the extent the results of operations reflected in the consolidated financial statements filed with Securities and Exchange Commission differed. Payments of the bonus associated with the attainment of MBO Goals are paid to participants based on the degree to which each of his objective and qualitative MBO Goals are determined by the Compensation

Committee to have been achieved, based on the assessments and recommendations of the principal executive officer. The extent to which a named executive officer met his MBO Goals was approved by the Compensation Committee, based upon recommendations from the principal executive officer.

Under the 2007 Executive Officer Incentive Bonus Plan, if the minimum threshold level of a particular goal is not met, as described below, the named executive officer will receive no payment for the portion of the target bonus that is based on that goal. Conversely, if the threshold of a particular goal is exceeded, the named executive officer may receive a payment amount that exceeds his target bonus under the plan.

Achievement of not less than $1.0 million below the Non-GAAP Operating Income Goal was required to receive any payment of the portion of his bonus that was based on attainment of the Non-GAAP Operating Income Goal. The possible percent of payment ranged from:

•	60% for achievement of $1,000,000 below the Non-GAAP Operating Income Goal;

•	60% to 75% for achievement of $1,000,000 below to $500,000 below the Non-GAAP Operating Income Goal;

•	75% to 100% for achievement of not more than $500,000 below to achievement of the Non-GAAP Operating Income Goal;

•	100% to 105% for achievement of the Non-GAAP Operating Income Goal to achievement of $500,000 above the Non-GAAP Operating Income Goal;

•	105% to 115% for achievement of $500,000 to $1,000,000 above the Non-GAAP Operating Income Goal; and

•	115% to 300% for achievement of $1,000,000 or more above the Non-GAAP Operating Income Goal;

in each case, based on a straight-line, linear scale, resulting in an incremental increase within the ranges described in the second, third, fourth, fifth and sixth bullets of 3%, 5%, 1%, 2% and 4%, respectively, for achievement of each additional $100,000 of non-GAAP operating income.

Achievement of at least 90% of the Revenue Goal was required for payment of the portion of his bonus that was based on attainment of the Revenue Goal. The possible percent of payment ranged from:

•	60% to 70% for achievement of 95% or less of the Revenue Goal;

•	70% to 100% for achievement of 95% to 100% of the Revenue Goal;

•	100% for achievement of 101 to 102% of the Revenue Goal;

•	100% to 110% for achievement of 103% to 105% above the Revenue Goal;

•	110% to 135% for achievement of 106% to 110% above the Revenue Goal; and

•	135% to 300% for achievement of 110% or more above the Revenue Goal;

in each range, based on a straight-line, linear scale, resulting in an incremental increase within the ranges described in the first, second, fourth and fifth bullets of 2%, 6%, 3% and 5% and 7.5% respectively, for achievement of each additional amount of revenue that represents 1% of the Revenue Goal.

In the case of each of our named executive officers, other than our President, the minimum threshold of achievement of 60% of his MBO Goals was required for payment of the portion of his bonus that was based on attainment of the MBO Goals. The percent of payment for each goal was based on a straight-line, linear scale and was equivalent to the percent of the MBO Goal achieved at or above 60%, with a maximum cap of 100% for each goal and for aggregate on-target bonus based on attainment of MBO Goals.

Commissions Plans

Mr. Carnecchia’s 2007 Compensation Plan provides for commissions on software license bookings and revenues from consulting and education services. The commissions are earned and paid quarterly upon attainment of quarterly goals for such bookings and revenues, and quarterly goals for such bookings and revenues less the cost of the license revenue and sales expenses to attain such bookings and revenues (“Direct Contribution”). Under this plan, Mr. Carnecchia’s on-target incentive pay was $300,000, of which $275,000 was tied to achievement of license bookings goals and $25,000 was tied to achievement of goals for revenues from consulting and education services. Mr. Carnecchia was eligible to receive up to four quarterly bonuses, each designed to result in payment of an amount equal to the applicable portion of his total target bonus under this plan if there is full achievement of the quarterly goals relating to such bookings and revenues and Direct Contribution contained in our financial plan, as approved by the Board of Directors. Information regarding the actual goals for 2007 is provided under “Executive Compensation and Related Information — Compensation Discussion and Analysis” above. Direct Contribution consists solely of costs of license revenues and the direct expenses incurred by our worldwide sales organization to acquire such revenues. The actual bonus payments equal the applicable quarterly license bookings goal or goal for revenues from consulting and education services, as the case may be, multiplied by the product of a commission rate that varies depending upon the extent to which the applicable goal is achieved or exceeded, multiplied by a percentage that varies depending upon the extent to which the applicable Direct Contributions is above or below the applicable goals. Commission rates and multipliers vary by the level of license bookings or revenues from consulting and education services, resulting in commission payments increasing non-linearly only with respect to the portion of bookings or revenue that exceeds a given range, and linearly within each range. There was no minimum level of achievement required for the payment of Mr. Carnecchia’s quarterly bonus under this plan. The possible payment for the bonus tied to achievement of:

•	license bookings ranged from 0.3220% to 1.6101% of actual license bookings at 0% to more than 107% of the license bookings goal, respectively, each quarter, with the rate only increasing above 0.3220% if achievement exceeds 100% of the license bookings goal; and

•	professional services revenue ranged from 0.0594% to 0.2969% of actual professional services revenue from 0% to more than 107% of the license bookings goal, respectively, each quarter, with the rate only increasing above 0.0594% if achievement exceeds 100% of the professional services revenue goal;

in each case, multiplied by a percentage that could have ranged each quarter from 80% to 120% at more than 2% below and more than 5% above the Direct Contribution goals, respectively.

Mr. Martello’s 2007 Compensation Plan provides for commissions on revenues from maintenance, consulting and education services and software license bookings. The commissions are earned and paid quarterly upon attainment of quarterly goals for such revenues and bookings and quarterly goals for revenues less the cost the cost of the customer support and professional services organization to attain such revenues (“Direct Services Contribution”). Under this plan, Mr. Martello was eligible to receive up to four quarterly bonuses, each designed to result in payment of an amount equal to the applicable portion of his total target bonus under this plan if there is full achievement of the quarterly goals relating to such revenues and Direct Services Contribution contained in our financial plan, as approved by the Board of Directors. Information regarding the actual goals for 2007 is provided under “Executive Compensation and Related Information — Compensation Discussion and Analysis” above. Direct Services Contribution consist solely of revenues from maintenance, consulting and education services less direct expenses to acquire and provide the maintenance, consulting and educational services. The actual bonus payment equals the applicable quarterly goals for bookings multiplied by the product of a commission rate that varies depending upon the extent to which the applicable goal is achieved or exceeded plus the applicable quarterly goals for revenues from maintenance, consulting and education services multiplied by the product of a commission rate that varies depending upon the extent to which the applicable goal is achieved or exceeded, multiplied by a percentage that varies depending upon the extent to which the applicable Direct Services Contribution are above or below the applicable goals. Achievement of not less than 96% of these goals each quarter was required for the payment of Mr. Martello’s quarterly bonus under this plan. The possible payment ranged from 0.0375% to 0.0585% of actual bookings at 96% and in excess of 110% of the goal for such bookings, respectively, each quarter and 0.0440% to 0.1761% of actual revenues from maintenance, consulting and education services at 96% and in excess of 110% of the goal for such revenues, respectively, each quarter, multiplied by a percentage that could have ranged each quarter from 25% to 200% at more than 3% below and more than 4% above the Direct Services Contribution goals, respectively. The plan provided that Mr. Martello would receive no commissions if actual bookings and revenues from maintenance, consulting and education services were lower than 96% of the goal for such revenues.

The extent to which license bookings goals and goals for revenues from consulting and education and/or maintenance services, and Direct Contribution or Direct Services Contribution goals related thereto, were met and bonuses under the commission-based compensation plans became payable was determined quarterly by our finance team and the Audit Committee of the Board of Directors, based on our reported financial results, and each quarterly payment was approved by the Compensation Committee. Under these commission-based compensation plans, fractional percentages are rounded to the nearest whole percentage in determining the extent to which goals have been achieved.

OUTSTANDING EQUITY AWARDS AT 2007 YEAR-END

	Option Awards						Stock Awards
	Number of		Number of						Market Value
	Securities		Securities				Number of		of Shares
	Underlying		Underlying		Option		Shares or		or Units of
	Unexercised		Unexercised		Exercise	Option	Units of Stock		Stock That
	Options (#)		Options (#)		Price	Expiration	That Have		Have Not
Name	Exercisable		Unexercisable		($)	Date	Not Vested (#)		Vested* ($)

Joseph L. Cowan			300,000	(1)	$15.27	4/30/2017
							300,000	(22)	$4,266,000
Scipio M. Carnecchia	19,922	(2)	—		$24.25	4/3/2011
	1,329	(2)**	—		$38.28	4/3/2011
	4,427	(3)†	—		$25.60	2/6/2012
	1,823	(3)**	—		$28.92	2/6/2012
	6,458	(4)†	—		$13.60	5/7/2012
	3,452	(4)**	—		$15.00	5/7/2012
	10,000	(5)†	—		$9.60	7/11/2012
	10,000	(6)†	—		$9.92	12/5/2012
	10,417	(7)	—		$6.60	4/15/2013
	14,583	(7)**	—		$7.40	4/15/2013
	25,000	(8)†	—		$10.00	8/1/2013
	65,000	(9)†	—		$13.72	1/30/2014
	50,000	(10)†	—		$8.83	6/22/2014
	40,000	(11)†	—		$9.43	1/10/2015
	30,000	(12)†	—		$8.38	6/22/2015
	50,000		50,000	(13)	$9.24	5/19/2016
							37,500	(23)	$533,250
John E. Calonico, Jr.	104,602	(14)†	—		$11.76	1/14/2012
	29,886	(15)	—		$11.76	1/14/2012
	44,829	(14)	—		$6.69	1/14/2012
	74,716	(16)	—		$4.10	10/18/2012
	47,500	(17)†	—		$13.41	12/4/2013
	20,000	(11)†	—		$9.43	1/10/2015
							30,000	(23)	$426,600
Steven J. Martello	50,000	(18)†	—		$16.88	4/30/2012
	25,000	(19)	—		$7.24	5/1/2013
	80,000	(9)†	—		$13.72	1/30/2014
	50,000	(10)†	—		$8.83	6/22/2014
	40,000	(11)†	—		$9.43	1/10/2015
	50,000	(12)†	—		$8.38	6/22/2015
							26,250	(23)	$373,275
David A. Nelson-Gal	162,500		37,500	(20)	$7.77	9/10/2014
	10,000	(11)†	—		$9.43	1/10/2015
							7,500	(23)	$106,650
Benjamin E. Kiker, Jr.	28,125		61,875	(21)	$10.80	9/12/2016
							15,000	(24)	$213,300

*	The market value of the restricted stock units that have not vested is calculated by multiplying the number of units that have not vested by the closing price of our common stock at December 31, 2007, which was $14.22.

†	On October 3, 2005, the Board of Directors approved the acceleration of vesting of all outstanding, unvested common stock options, with exercise prices in excess of $8.23 per share, previously awarded to employees and officers under our equity compensation plans. As a condition to the acceleration of vesting, holders of the options accelerated were required to refrain from selling any shares acquired upon exercise before the date on which the shares to be sold would have vested had the vesting of common stock options not been accelerated.

**	In connection with the review of our historical stock option granting practices, it was determined that the fair market value on the measurement date of a stock option, of which the shares subject to this stock option were a part, was higher than the original exercise price of that stock option. To avoid adverse tax consequences for Mr. Carnecchia, in 2008, we agreed to amend the portion of the original option that was unvested as of January 1, 2005 to provide that such portion of the option will have an exercise price equal to the fair market value on the measurement date. The exercise price reflected in the table for this stock option reflects these changes.

Vesting Schedule for Outstanding Stock Options and Unvested Stock Units

Note	Grant Dates	Incremental Vesting Dates

(1)	4/30/2007	25% on 4/2/07; pro-rata monthly for next 36 months
(2)	4/3/2001	25% on 4/3/02; pro-rata monthly for next 36 months
(3)	2/6/2002	6.25% on 5/6/02; pro-rata monthly for next 45 months
(4)	5/7/2002	25% on 11/7/02; pro-rata monthly for next 42 months
(5)	7/11/2002	25% on 1/11/03; pro-rata monthly for next 42 months
(6)	12/5/2002	25% on 6/5/03; pro-rata monthly for next 42 months
(7)	4/15/2003	25% on 10/15/03; pro-rata monthly for next 42 months
(8)	8/1/2003	25% on 8/1/04; pro-rata monthly for next 36 months
(9)	1/30/2004	1/8th on 1/30/05; pro-rata monthly for next 42 months
(10)	6/22/2004	25% on 12/22/04; pro-rata monthly for next 42 months
(11)	1/10/2005	25% on 1/10/06; pro-rata monthly for next 36 months
(12)	6/22/2005	25% on 12/22/06; pro-rata monthly for next 42 months
(13)	5/19/2006	50% on 3/31/07; 50% on 3/31/08
(14)	1/14/2002	1/8th on 7/14/02; pro-rata monthly for next 42 months
(15)	1/14/2002	1/3rd on 1/14/04; pro-rata monthly for next 48 months
(16)	10/18/2002	Pro-rata monthly over 36 months
(17)	12/4/2003	25% on 11/19/04; pro-rata monthly for next 36 months
(18)	4/30/2002	25% on 4/22/03; pro-rata monthly for next 36 months
(19)	5/1/2003	25% on 11/1/03; pro-rata monthly for next 48 months
(20)	9/10/2004	25% on 9/10/05; pro-rata monthly for next 36 months
(21)	9/12/2006	25% on 9/12/07; pro-rata monthly for next 36 months
(22)	4/30/2007	50% on 5/2/09; pro-rata annually for the next 2 years
(23)	6/19/2006	Pro-rata annually for 4 years
(24)	9/12/2006	Pro-rata annually for 4 years

The options have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with us.

No named executive officer exercised any stock options during 2007. The following table shows the number of restricted stock units that vested on June 19, 2007, for each named executive officer except Mr. Kiker, whose restricted stock units vested on September 12, 2007. The value realized on vesting of the restricted stock units was calculated using on the closing price of our stock on the date of vesting. The closing price on June 19, 2007 was $13.37 and the closing price September 12, 2007 was $13.42.

OPTIONS EXERCISES AND STOCK VESTED — 2007

	Stock Awards
	Number of Shares
	Acquired on	Value Realized on
Name	Vesting (#)	Vesting ($)

Joseph L. Cowan	—	—
Scipio M. Carnecchia	12,500	$167,125
John E. Calonico, Jr.	10,000	133,700
Steven J. Martello	8,750	116,988
David A. Nelson-Gal	2,500	33,425
Benjamin E. Kiker	5,000	67,100

Potential Payments Upon Termination or Change in Control

Joseph L. Cowan

On March 16, 2007, we entered into an employment letter agreement with Joseph L. Cowan, our Chief Executive Officer. Mr. Cowan’s letter agreement provides for an initial base annual salary of $450,000, on-target incentive pay of $400,000 and eligibility under our benefits programs. Mr. Cowan also received a one-time sign-on bonus in the total amount of $50,000. Under the terms of the agreement, Mr. Cowan was granted an option to purchase 300,000 shares of our common stock and restricted stock units with respect to 300,000 shares on the last day of April 2007, the month and year he commenced his employment with us, pursuant to our then-current equity award policy. The employment letter agreement also provides that, in the event Mr. Cowan resigns with good reason (i.e., material reduction in duties, responsibilities or authority, we breach our agreement with him or, in the case of change in control, a material reduction in position or salary) or is terminated without cause (as defined in the agreement), he will be entitled to a severance payment equal to 150% of the sum of his then-current annual base salary plus his then-current on-target incentive pay, less applicable withholdings, the vesting of his initial stock option grant will be accelerated by two years and he will be entitled to the provision of group medical coverage through the COBRA for up to 18 months at our expense. Additionally, the employment letter agreement provides that, in the event Mr. Cowan resigns with good reason or is terminated without cause, in either case within 12 months following a change in control, then he will be entitled to receive the same benefits described above, except his initial stock option grant and his initial restricted stock unit award will immediately vest as to 100% of the number of any unvested shares subject to such options or restricted stock units. We also have agreed to increase Mr. Cowan’s severance payments to offset any excise tax imposed by Section 4999 of the Internal Revenue Code, up to $2 million. Mr. Cowan’s entitlement to these severance payments is conditioned upon him providing us and our affiliates a general liability release and waiver of claims.

The following table summarizes the value of the payouts to Mr. Cowan pursuant to his employment letter agreement, assuming the agreement had been entered into on, his equity awards had been granted on and a qualifying termination as of December 31, 2007 (intrinsic values are based upon the closing price for a share of our common stock of $14.22 on December 31, 2007, and in the case of stock options minus the exercise price):

				Intrinsic
			Intrinsic	Value of
			Value of	Accelerated
	Severance	COBRA	Accelerated	Restricted
	Pay	Premiums(1)	Stock Options(2)	Stock Units	Total

Resignation with Good Reason or Termination without Cause	$1,275,000	$15,993	$—	N/A	$1,290,993
Resignation with Good Reason or Termination without Cause within 12 months of a change in control	$1,275,000	$15,993	$—	$4,266,000	$5,556,993

(1)	Represents the estimated value of COBRA premiums for medical, dental and vision benefits over the 18-month term of the obligation, based on the number of his dependents that received medical, dental or vision benefits under our benefit plans as of December 31, 2007.

(2)	The exercise price of Mr. Cowan’s stock option is $15.27 per share.

In the event that Mr. Cowan’s employment is terminated due to his death or disability, he will not be entitled to the benefits described above.

Scipio M. Carnecchia

On September 4, 2007, we entered into a letter agreement with Scipio M. Carnecchia, our President. Mr. Carnecchia’s letter agreement provides that if he is terminated for reasons other than cause (as defined in the agreement) or terminates his employment with us within twelve months after the occurrence of good reason (i.e., material reduction in responsibilities, duties, authority, position or salary), then he will be entitled to a severance payment equal to the sum of (a) nine months of his salary at the time of termination (or, if greater, his salary as of the date of the agreement) and (b) 75% of his on-target bonus amount in effect for the year in which he is terminated, plus any earned but unpaid bonus for any prior year to the extent previously accrued by us; the vesting of each stock option granted and restricted stock unit awarded to him after October 1, 2005 will be accelerated by nine months; and continued group medical coverage through COBRA to Mr. Carnecchia and his dependents for up to nine months at our expense. Additionally, the letter agreements provides that in the event of a change in control and Mr. Carnecchia is terminated without cause (as defined in the agreement), including if he resigns within 30 days after the effective date of a reduction in his annual base salary or annual total on-target earnings as in effect immediately prior to the change in control, in connection with or following the change in control, then he will be entitled to receive the same benefits described above, except the stock options granted and restricted stock units awarded after October 1, 2005 will immediately vest as to the greater of (a) 50% of the number of any unvested shares subject to such options or restricted stock units at the consummation of the change in control or (b) the number of shares that would have vested had the termination for cause not involved a change in control. Mr. Carnecchia’s entitlement to these severance payments is conditioned upon him providing us and our affiliates a general liability release and waiver of claims, and, in the case of a change in control, him providing certain transitional services to us.

The following table summarizes the value of the payouts to Mr. Carnecchia pursuant to his letter agreement, assuming the agreement had been entered into on and a qualifying termination as of December 31, 2007 (intrinsic values are based upon the closing price for a share of our common stock of $14.22 on December 31, 2007, and in the case of stock options minus the exercise price):

				Intrinsic
			Intrinsic	Value of
			Value of	Accelerated
	Severance	COBRA	Accelerated	Restricted
	Pay	Premiums(1)	Stock Options	Stock Units	Total

Resignation with Good Reason or Termination without Cause	$450,000	$12,114	$46,688	$133,313	$642,115
Resignation with Good Reason or Termination without Cause in connection with a change in control	$450,000	$12,114	$46,688	$266,625	$775,427

(1)	Represents the estimated value of COBRA premiums for medical, dental and vision benefits over the 9-month term of the obligation, based on the number of his dependents that received medical, dental or vision benefits under our benefit plans as of December 31, 2007.

John E. Calonico, Jr.

On September 4, 2007, we entered into a letter agreement with John E. Calonico, Jr., our Senior Vice President and Chief Financial Officer. Mr. Calonico’s letter agreement provides that if he is terminated for reasons other than cause (i.e., material reduction in responsibilities, duties, authority, position or salary) or terminates his employment with us within twelve months after the occurrence of good reason (as defined in the agreement), then he will be entitled to a severance payment equal to the sum of (a) nine months of his salary at the time of termination (or, if greater, his salary as of the date of the agreement) and (b) 75% of his on-target bonus amount in effect for the year in which he is terminated, plus any earned but unpaid bonus for any prior year to the extent previously accrued by us; the vesting of each stock option granted and restricted stock unit awarded to him after October 1, 2005 will be accelerated by nine months; and continued group medical coverage through COBRA to Mr. Calonico and his dependents for up to nine months at our expense. Additionally, the letter agreement provides that in the event of a change in control and Mr. Calonico is terminated without cause (as defined in the agreement), including if he resigns within 30 days after the effective date of a reduction in his annual base salary or annual total on-target earnings as in effect immediately prior to the change in control, in connection with or following the change in control, then he will be entitled to receive the same benefits described above, except the stock options granted and restricted stock units awarded after October 1, 2005 will immediately vest as to the greater of (a) 50% of the number of any unvested shares subject to such options or restricted stock units at the consummation of the change in control or (b) the number of shares that would have vested had the termination for cause not involved a change in control. Mr. Calonico’s entitlement to these severance payments is conditioned upon him providing us and our affiliates a general liability release and waiver of claims, and, in the case of a change in control, him providing with certain transitional services to us.

The following table summarizes the value of the payouts to Mr. Calonico pursuant to his letter agreement, assuming the agreement had been entered into on and a qualifying termination as of December 31, 2007 (intrinsic values are based upon the closing price for a share of our common stock of $14.22 on December 31, 2007, and in the case of stock options minus the exercise price):

			Intrinsic	Intrinsic
			Value of	Value of
			Accelerated	Accelerated
	Severance	COBRA	Stock	Restricted
	Pay	Premiums(1)	Options(2)	Stock Units	Total

Resignation with Good Reason or Termination without Cause	$343,125	$12,114	$—	$106,650	$461,889
Resignation with Good Reason or Termination without Cause in connection with a change of control	$343,125	$12,114	$—	$213,300	$568,539

(1)	Represents the estimated value of COBRA premiums for medical, dental and vision benefits over the 9-month term of the obligation, based on the number of his dependents that received medical, dental or vision benefits under our benefit plans as of December 31, 2007.

(2)	No stock options have been granted to Mr. Calonico since prior to October 3, 2005, the date on which the Board of Directors approved the acceleration of vesting of all unvested stock options, with an exercise price in excess of $8.23 per share, previously awarded to employees and officers under our equity compensation plans, including all of Mr. Calonico’s outstanding stock options on that date.

Other Change in Control Arrangements

Mr. Kiker’s option agreement relating to an aggregate of 90,000 shares includes vesting acceleration of fifty percent of the unvested shares in the event of a change in control and his employment is terminated without cause, or is constructively terminated, within one year following the consummation of the change in control. In addition, all awards of restricted stock units in 2006 provided for acceleration of vesting and settlement of the awards as to fifty percent of the unvested shares under the same conditions.

The following table summarizes the value of the payouts to these executive officers pursuant to these awards, assuming a qualifying termination as of December 31, 2007 (values are based upon the closing price for a share of our common stock of $14.22 on December 31, 2007, and in the case of stock options minus the exercise price):

		Intrinsic Value of
	Intrinsic Value of	Accelerated of
	Accelerated Stock	Restricted Stock
Name	Options	Units	Total

Steven Martello	$—	$186,638	$186,638
David A. Nelson-Gal	$—	$53,325	$53,325
Benjamin E. Kiker, Jr.	$105,806	$106,650	$212,454

In the event of a change in control in which equity awards are not assumed or converted by the acquiror or the acquiror does not issue in place of outstanding equity awards, substantially similar equity awards or other property, the Compensation Committee could, in its discretion, accelerate the vesting of outstanding equity awards prior to consummation of such a change in control held by participants under our equity compensation plans, including the named executive officers. No policies have been adopted or other arrangements made by the Compensation Committee with respect to the exercise of its discretion in such an event.

DIRECTOR COMPENSATION — 2007

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)	Awards ($)(1)	Compensation ($)(2)	Total ($)

Charles M. Boesenberg	$53,516	$44,772	$10,782	$109,070
Ronald E.F. Codd	$52,500	$44,772	$15,732	$113,004
Bob L. Corey	$71,875	$44,772	$10,782	$127,429
Frank J. Fanzilli, Jr.	$53,125	$44,772	$15,048	$112,945
Roger J. Sippl	$29,657	$83,838	$—	$113,495
Thomas L. Thomas	$57,500	$44,772	$10,972	$113,244

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS No. 123R, of stock option awards issued pursuant to the 1999 Equity Incentive Plan and predecessor stock option plans and thus include amounts from outstanding stock option awards granted during and prior to 2007. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008. No stock options were forfeited by any of our non-employee directors during 2007. The grant date fair value of the options granted on April 19, 2007 to Mr. Sippl, who was appointed to the Board of Directors on that date, was $51,534; the grant date fair value of the options granted to Mr. Sippl effective April 30, 2007 and on the same terms as the discretionary stock option grants to members of the Board of Directors on October 31, 2006, was $96,384. For information regarding the number of stock options held by each non-employee director as of December 31, 2007 see the column “Stock Options Outstanding” in the table below. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

(2)	Represents the amount of contributions by us on behalf of the non-employee director for medical, dental and vision benefits provided to the non-employee director that would have been required to be paid by the non-employee director had he been our employee.

Each of the non-employee directors below owned the following number of shares subject to outstanding stock options as of December 31, 2007.

Stock Options
Name	Outstanding

Charles M. Boesenberg	30,000
Ronald E.F. Codd	90,500
Bob L. Corey	68,966
Frank J. Fanzilli, Jr.	80,000
Roger J. Sippl	30,000
Thomas L. Thomas	60,000

During 2007, cash fees earned by non-employee directors and reflected under the column “Fees Earned or Paid in Cash” in the Director Compensation table were as follows:

•	Annual retainer fee of $30,000 for each non-employee director other than Mr. Sippl, whose retainers were $20,934 for serving approximately nine months of 2007;

•	Additional annual retainer fee of $15,000 for Mr. Corey for serving as Chairman for nine months of 2007;

•	Additional annual retainer fee of $25,000 for Mr. Corey for serving as chairman of the Audit Committee for 2007;

•	Additional retainer fee of $15,000 for Mr. Thomas for serving as chairman of the Compensation Committee during 2007;

•	Additional retainer fee of $10,000 for Mr. Codd for serving as chairman of the Nomination and Governance Committee during 2007; and

•	Additional retainer fee of $5,000 and $7,500 for Mr. Fanzilli for serving as Chairman during the first quarter of 2007, and chairman of the Strategy Committee for the last three quarters of 2007; and

•	The balance of fees for each non-employee director consists of additional annual retainer fees for each standing committee of the Board of Directors on which a non-employee director serves, which fees are prorated in accordance with the policy below.

The additional annual retainer fee for service:

•	on the Audit Committee is $25,000 for the Chairman of that committee and $12,500 for each of its other members;

•	on the Compensation Committee is $15,000 for the Chairman of that committee and $7,500 for each of its other members;

•	on the Nomination and Governance Committee is $10,000 for the Chairman of that committee and $5,000 for each of its other members;

•	on the Strategy Committee is $10,000 for the Chairman of that committee and $5,000 for each of its other members; and

•	as the Chairman of the Board of Directors is $20,000.

Effective January 1, 2007, the Board of Directors increased the annual retainer fee for service on the Board of Directors from $30,000 to $40,000.

Non-employee director fees are due in equal quarterly installments at the beginning of each quarter for each capacity in which the non-employee director is then serving on the Board of Directors or its committees. Non-employee directors who begin serving in a capacity for which they would receive director compensation after the first day of a quarter are paid the full quarterly installment for service in that new capacity as if they were serving on the first day of the quarter in which such service commenced. Quarterly installments are considered earned when paid. Accordingly, we do not require non-employee directors to repay such payments in the event they cease serving in the capacity for which they were paid.

Under the 1999 Equity Incentive Plan, each non-employee director is automatically granted an option to purchase 10,000 shares of common stock under this plan when first becoming a member of the Board of Directors. Subsequently, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders if the director is re-elected and has served continuously as a member of the Board of Directors for at least one year. In addition, non-employee directors are eligible to receive discretionary awards under the 1999 Equity Incentive Plan. If Proposal No. 2 is ratified and approved at the meeting, awards to non-employee directors will no longer be automatic and no awards will be made to non-employee directors under the 1999 Equity Incentive Plan in connection with the meeting and thereafter, rather non-employee directors may be granted options and other awards either on a discretionary basis or pursuant to policy adopted by the Board of Directors. The Board of Directors has adopted a non-employee director equity compensation policy for 2008 which provides for the granting of an option to purchase 20,000 shares of common stock and restricted stock units covering 10,000 shares of our common stock under the 2008 Equity Incentive Plan to any non-employee director who first becomes a member of the Board of Directors. In addition, this policy provides that each non-employee director will be granted an additional option to purchase 10,000 shares of common stock and restricted stock units covering 5,000 shares of our common stock under the 2008 Equity Incentive Plan if the director is re-elected. The awards granted in connection with commencement of service as a member of our Board of Directors vest over four years from the date his or her services commenced, in four equal annual installments. Other awards issued pursuant to this policy vest upon the earlier of the first anniversary of the meeting or the date of the 2009 Annual Meeting of Stockholders. All awards issued pursuant to this policy will be granted on the fifth trading day of the month following the month in which the director’s commencement of service or re-election, as the case may be, in accordance our equity compensation award policy.

On February 7, 2008, Messrs. Boesenberg and Sippl were each awarded restricted stock units covering 6,666 shares of our common stock under the 2000 Stock Incentive Plan. These awards vest in equal annual installments over four years from the date each was appointed as a member of the Board of Directors.

On February 21, 2008, the date of the 2007 Annual Meeting of Stockholders, each of the non-employee directors elected to the Board of Directors (Messrs. Boesenberg, Codd, Corey, Fanzilli, Sippl and Thomas) were automatically granted an option to purchase 10,000 shares of our common stock pursuant to the terms of the 1999 Equity Incentive Plan. The per share exercise price of the stock options is equal to the closing price of a share of our common stock on the grant date, which was $13.28. Additionally, each of the non-employee directors re-elected were awarded restricted stock units covering 5,000 shares of our common stock on a discretionary basis under the 1999 Equity Incentive Plan. Each restricted stock unit award had been conditioned upon the recipient’s re-election to the Board of Directors at our 2007 Annual Meeting of Stockholders, which was held on February 21, 2008. Pursuant to our equity compensation award policy, such awards were granted on March 7, 2008, the fifth trading day after the month in which the non-employee directors were re-elected to the Board of Directors. These awards shall be fully vested on the date of the meeting, subject to continued service, with vesting to accelerate in full upon a change in control of our company prior to the meeting.

Each option granted to a director under the 1999 Equity Incentive Plan has a ten-year term measured from the grant date and terminates three months following the date the director ceases to be one of our directors or consultants, 12 months afterwards if termination is due to death or disability. All automatically granted options are fully vested and immediately exercisable as of the grant date.

To ensure that our directors’ interests are aligned with our stockholders, the Board of Directors instituted stock ownership guidelines in April 2008. The guidelines are as follows:

•	Directors must maintain a minimum holding of 5,000 shares of our common stock;

•	Directors will have 3 years from the later of appointment to the Board of Directors or adoption of the guidelines to reach the minimum holding level; and

•	Notwithstanding the foregoing, each member of the Board of Directors must acquire 2,000 shares of our common stock within one year of appointment.

Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants, except that, unlike employees, non-employee directors are not required to make any payments or other contributions to receive these benefits. During 2007, if Messrs. Boesenberg, Codd, Corey, Fanzilli and Thomas had been our employees, they would have been required to contribute $2,592, $3,624, $2,592, $3,624 and $2,592, respectively, to receive the amounts set forth opposite their names under the column entitled “All Other Compensation” in the Director Compensation table.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.

*****

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four independent directors and operates pursuant to a written charter adopted by the Board of Directors. The members of the Audit Committee are Charles M. Boesenberg, Ronald E. F. Codd, Bob L. Corey and Thomas L. Thomas.

Mr. Corey is the Chairman of the Audit Committee. The Board of Directors has determined that Messrs. Codd and Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meet the financial sophistication requirement of The NASDAQ Stock Market. The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for 2008.

Management is responsible for our internal control over financial reporting and the financial reporting process. Ernst & Young LLP was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2007 contained in our Annual Report on Form 10-K filed March 14, 2008. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Ernst & Young LLP its independence from Interwoven.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Interwoven’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

Bob L. Corey, Chairman
Charles M. Boesenberg
Ronald E. F. Codd
Thomas L. Thomas

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our written Code of Conduct and Business Ethics, Related Party Policy and Audit Committee Charter, in combination, require that certain transactions between us and our executive officers and directors and greater than 5% beneficial owners of our common stock, and each of their immediate family members, must be reviewed and approved by our Audit Committee (or another independent body of our Board of Directors). Transactions subject to the review and approval of the Audit Committee include transactions between us and the related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which such person has or will have a direct or indirect material interest. These transactions may be identified through our Code of Conduct and Business Ethics, Related Party Policy or other procedures and reported to our legal, human resources or finance departments or directly to the Audit Committee. Our legal, human resources and finance departments facilitate communication under these codes, policies and procedures and are responsible for referring to the Audit Committee for review and approval transactions identified thereunder that potentially meet the criteria described above. In approving or rejecting any such transaction, the Audit Committee, considers the relevant facts and circumstances available to it, including but not limited to the risks, costs, benefits to our company, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that it determines in good faith, are in, or are not inconsistent with, our best interests.

Certain Transactions with Related Persons

From January 1, 2007 to the present, there have been no transactions, and there are currently no proposed transactions, in which we or any of our subsidiaries was (or is to be) a party and the amount involved exceeds $120,000 to which and in which any related person had (or will have) a direct or indirect material interest, except for payments, stock option grants and restricted stock unit awards described under “Executive Compensation and Related Information” and “Director Compensation — 2007” below.

Indemnification Agreements

We have entered into indemnity agreements with all officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses and other liabilities he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as a director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Certificate of Incorporation and Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a stockholder proposal to be included in our proxy materials for the 2009 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than the close of business on January 1, 2009. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2009 Annual Meeting of Stockholders so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices between March 6, 2009 and April 5, 2009.

Our Bylaws permit stockholders to nominate directors for election at a stockholder meeting. In order to make a director nomination at the 2009 Annual Meeting of Stockholders, it is necessary that you notify us between March 6, 2009 and April 5, 2009 and your notice of nomination should contain such information as required under our Bylaws and pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. In order to include a proposal for such nomination of a director in our Proxy Statement for next year’s Annual Meeting of Stockholders, the written proposal will be subject to the procedures and deadline described in the preceding paragraph.

You may also propose director candidates for consideration by our Nominating and Governance Committee if you meet certain qualifications and comply with the following procedures:

•	If you would like to recommend a director candidate for the next annual meeting of stockholders, you must submit the recommendations by mail to our Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting.

•	Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by our Secretary and as necessary to satisfy rules and regulations of the Securities Exchange Commission and our Bylaws, together with a letter signed by the proposed candidate consenting to be named in the definitive proxy statement for the annual meeting of stockholders and to serve on the Board of Directors if nominated and elected, and any additional information about the candidate that you believe is relevant in considering the candidate.

The Committee considers nominees based on our need to fill vacancies or to expand the Board of Directors, and also considers our need to fill particular roles on the Board of Directors or committees thereof (e.g. independent director, audit committee financial expert, etc.).

The Nominating and Governance Committee evaluates candidates in accordance with its charter and its policies regarding director qualifications, qualities and skills.

STOCKHOLDERS SHARING THE SAME ADDRESS

If you are a beneficial owner of our common stock who receives proxy materials through Broadridge Financial Solutions, Inc. (Broadridge) and you share the same address with other beneficial owners, you may receive fewer proxy statements and annual reports than the number of beneficial owners at that address. In December 2000, the Securities and Exchange Commission adopted new rules that permit Broadridge to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more beneficial owners sharing the same address by delivering a single copy of the Proxy Statement and annual report to the address. This process is known as “householding” and helps to reduce printing costs and postage fees and helps to protect the environment.

If, at any time, you no longer wish to participate in householding, and would prefer to receive a separate Proxy Statement and annual report, you may write or call our Investor Relations department at 160 East Tasman Drive, San Jose, California 95134, (408) 953-7284. Interwoven will deliver promptly upon written or oral request to the Investor Relations department a separate copy of the Proxy Statement and annual report to any beneficial owner of our common stock at a shared address to which a single copy of either of those documents was delivered. You may also access Interwoven’s Proxy Statement and annual report on the Investor Relations section of Interwoven’s website at www.interwoven.com.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

John E. Calonico, Jr.
Secretary

April 29, 2008

INTERWOVEN, INC.
2008 EQUITY INCENTIVE PLAN
     1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
     2. SHARES SUBJECT TO THE PLAN.
          2.1 Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is (i) 2,500,000 Shares plus (ii) any Shares remaining available for grant under the Company’s 1999 Equity Incentive Plan and its 2000 Stock Incentive Plan (the “Prior Plans”) and any Shares subject to awards granted under the Prior Plans that are cancelled, forfeited, settled in cash or that expire by their terms, including Shares subject to awards granted under the Prior Plans that are outstanding on the Effective Date. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.
          2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (iv) are surrendered pursuant to an Exchange Program. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
          2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.
          2.4 Limitations. No more than 35,000,000 Shares shall be issued pursuant to the exercise of ISOs.
          2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
     3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Outside Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Outside Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 1,500,000 Shares in the calendar year in which they commence their employment.
     4. ADMINISTRATION.
          4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:
               (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
               (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
               (c) select persons to receive Awards;
               (d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
               (e) determine the number of Shares or other consideration subject to Awards;
               (f) determine the Fair Market Value in good faith, if necessary;
               (g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
               (h) grant waivers of Plan or Award conditions;
               (i) determine the vesting, exercisability and payment of Awards;
               (j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

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               (k) determine whether an Award has been earned;
               (l) determine the terms and conditions of any, and to institute any Exchange Program;
               (m) reduce or waive any criteria with respect to Performance Factors;
               (n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and
               (o) make all other determinations necessary or advisable for the administration of this Plan.
          4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
          4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
     5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
          5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the

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Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
          5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
          5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
               (a) If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the

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extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.
               (b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
               (c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
          5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

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          5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code
          5.11 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     6. RESTRICTED STOCK AWARDS.
          6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
          6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
          6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement.
          6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     7. STOCK BONUS AWARDS.
          7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be

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rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
          7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
          7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
          7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     8. STOCK APPRECIATION RIGHTS.
          8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
          8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
          8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or

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otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
          8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
          8.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     9. RESTRICTED STOCK UNITS.
          9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
          9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
          9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.
          9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     10. PERFORMANCE SHARES.
          10.1 Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.

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          10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
          10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
          10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     11. PAYMENT FOR SHARE PURCHASES.
          Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
               (a) by cancellation of indebtedness of the Company to the Participant;
               (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
               (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
               (d) by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;
               (e) by any combination of the foregoing; or
               (f) by any other method of payment as is permitted by applicable law.

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     12. GRANTS TO OUTSIDE DIRECTORS.
          12.1 Types of Awards. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
          12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Outside Directors. An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
          12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
     13. WITHHOLDING TAXES.
          13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
          13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
     14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees
     15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
          15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of

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the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
          15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
     16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
     17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
     18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Except in connection with a (i) Corporate Transaction or (ii) a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash or other Awards (including Options or SARs) with an exercise price that is less than the exercise price of the original Option or SAR without prior stockholder approval.
     19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the

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Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
     20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
     21. CORPORATE TRANSACTIONS.
          21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
          21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).
          21.3 Outside Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

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     22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
     23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California.
     24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
     25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
     27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
     “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
     “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
     “Board” means the Board of Directors of the Company.
     “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
     “Company” means Interwoven, Inc., or any successor corporation.
     “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

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     “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
     “Director” means a member of the Board.
     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.
     “Effective Date” means the date this Plan is approved by the Company’s stockholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.
     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
     “Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
     “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
               (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;
               (b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

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               (c) if none of the foregoing is applicable, by the Board or the Committee in good faith.
     “GAAP” means generally accepted accounting principles.
     “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     “Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.
     “Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Participant” means a person who holds an Award under this Plan.
     “Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives;

•	Company specific operational metrics; and

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•	Any of the foregoing may be based on GAAP or NonGAAP standards.
     “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
     “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
     “Plan” means this Interwoven, Inc. 2008 Equity Incentive Plan.
     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
     “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
     “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Shares” means shares of the Company’s Common Stock and any successor security.
     “Stock Appreciation Right” means an Award granted pursuant to Section 8 and Section 12 of the Plan.
     “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
     “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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INTERWOVEN, INC.
EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated by the Board on April 17, 2008
     1. Establishment of Plan. Interwoven, Inc. (the “Company”) originally established this Employee Stock Purchase Plan (this “Plan”) in 1999 and amended and restated the Plan in 2008. For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 3,000,000 shares of the Company’s Common Stock were reserved for issuance under this amended and restated Plan when originally adopted (taking into account splits of the Company’s Common Stock). In addition, on each January 1, the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31; provided that the aggregate number of shares issued over the term of this Plan shall not exceed 6,000,000 shares. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.
     2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan shall be administered by the Compensation Committee of the Board, and subject to applicable law, the Committee may delegate authority under the plan to a committee to administer certain provisions of the Plan as the Committee deems appropriate (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
     4. Eligibility. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
          (a) employees who are not employed by the Company or a Participating Subsidiary (10) days before the beginning of such Offering Period;
          (b) employees who are customarily employed for twenty (20) hours or less per week;
          (c) employees who are customarily employed for five (5) months or less in a calendar year;
          (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

          (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
     5. Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration commencing on May 1 and November 1 of each year and ending on April 30 and October 31 of each year. Each Offering Period shall consist of one (1) six month purchase period (a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Purchase Period is referred to as the “Purchase Date”. The Committee shall have the power to change the duration of Offering Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
     6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company’s Legal Department (the “Legal Department”) not later than five (5) days before such Offering Date. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Legal Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Legal Department not later than five (5) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
          (a) The fair market value on the Offering Date; or
          (b) The fair market value on the Purchase Date.
          For purposes of this Plan, the term “Fair Market Value” means, as of any Offering Date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is then quoted on the NASDAQ Global Market, its closing price on the NASDAQ Global Market on the business day immediately prior to the Offering Date as reported in The Wall Street Journal;

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(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the business day immediately prior to the Offering Date on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the NASDAQ Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the business day immediately prior to the Offering Date as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, then by the Board in good faith.
     9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than two percent (2%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.
          (b) A participant may decrease the rate of payroll deductions during an Offering Period by filing with the Legal Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Legal Department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Legal Department a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.
          (c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Legal Department a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period commencing more than fifteen (15) days after the Legal Department’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.
          (d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried

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forward, without interest, into the next Purchase Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
          (f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.
          (g) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
     10. Limitations on Shares to be Purchased.
          (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
          (b) On any single Purchase Date, no participant shall be entitled to purchase more than twice the number of shares which could be purchased using eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date as the purchase price per share.
          (c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
          (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.
          (e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.
     11. Withdrawal.
          (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Legal Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
          (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set

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forth in Section 6 above for initial participation in this Plan.
     12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will continue with regard to any Offering Period that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless the Committee determines the final Purchase Date under all then-ongoing Offering Periods shall be accelerated to an earlier date.
     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.
     15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or oth-

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erwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
     16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.
     17. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.
     19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423; provided however, that any Offering Period established solely for participation of employees of a Participating Subsidiary who are all resident outside the United States of America may have provisions inconsistent with Section 423. This Section 19 shall take precedence over all other provisions in this Plan.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Term; Stockholder Approval. Increases to the maximum number of shares that may be issued under this Plan (set forth in Section 1 above) shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date such increase is approved by the Board. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time); (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan; or ten (10) years from the date of adoption by the Board of this Plan as amended and restated.
     22. Designation of Beneficiary.
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.
     25. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
     (a) increase the number of shares that may be issued under this Plan; or
     (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.
     Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the Board determines that continuation of the Plan or any Offering Period has unfavorable financial accounting treatment for the Company.

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DETACH HERE
INTERWOVEN, INC.
PROXY
Annual Meeting of Stockholders – June 5, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Joseph L. Cowan and John E. Calonico, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Interwoven, Inc. held of record by the undersigned on April 25, 2008, at the 2008 Annual Meeting of Stockholders of Interwoven, Inc. to be held on Thursday, June 5, 2008 at noon, at the corporate headquarters of Interwoven, Inc. located at 160 East Tasman Drive, San Jose, California, and at any adjournments or postponements thereof.
     WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
INTERWOVEN, INC.
June 5, 2008
Please, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE      ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡	Charles M. Boesenberg Ronald E. F. Codd Bob L. Corey Joseph L. Cowan Frank J. Fanzilli, Jr. Roger J. Sippl Thomas L. Thomas
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	To ratify and approve the adoption of the 2008 Equity Incentive Plan and the reservation of 2,500,000 shares of common stock for issuance thereunder, plus certain shares that are available or subject to outstanding awards under Interwoven’s 1999 Equity Incentive Plan and 2000 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To the amendment and restatement of the 1999 Employee Stock Purchase Plan to extend its term by ten years and increase the number of shares issuable thereunder by 3,000,000 shares.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
4.	To ratify the selection of Ernst & Young LLP as Interwoven’s independent registered public accounting firm for 2008.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

5.	To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

Signature of Stockholder:	Date:	Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.